Exhibit 10.27










                          MEMBERSHIP PURCHASE AGREEMENT

                                     BETWEEN

                                    PHC, INC.

                                       AND

                          PIVOTAL RESEARCH CENTERS, LLC

                                 AND ITS SELLERS

            LOUIS C. KIRBY, CAROL A. COLOMBO, AND ANTHONY A. BONACCI



                              Dated April 30, 2004



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
                         TABLE OF CONTENTS
                                                                           Page

ARTICLE I    DEFINITIONS.....................................................8

      1.1    Certain Defined Terms...........................................8
      1.2    Other Defined Terms............................................16
      1.3    Construction...................................................17

ARTICLE II   THE TRANSACTION................................................18

      2.1    Purchase and Sale..............................................18
      2.2    Prior to Closing...............................................18
      2.3    Purchase Price.................................................19
      2.4    Purchase Price Adjustment......................................19
      2.5    Allocations of Purchase Price..................................20
      2.6    Closing........................................................20

ARTICLE III  COVENANTS OF BUYER.............................................20

      3.1    Collection of Accounts Receivable of Buyer.....................20
      3.2    Public Registration of Closing Stock...........................20
      3.3    Security for Payment of Notes..................................21
      3.4    Buyer's Working Capital Commitment.............................21
      3.5    Buyer's Working Capital Commitment.............................21
      3.6    Kirby Guaranty Leasehold Agreements............................21
      3.7    Compliance with Pharmaceutical Contracts.......................22
      3.8    Continuing Legal Status of Pivotal.............................22
      3.9    Compliance with Leasehold Agreements...........................22
      3.10   No Corporate Overhead Charges..................................22
      3.11   Prohibition on Assignments, Transfers..........................22
      3.12   Prohibition on Material Indebtedness...........................23

ARTICLE IV  COVENANTS OF SEller.............................................23

      4.1    Covenant Not to Compete or Interfere With Business.............23
      4.2    Termination of Covenant........................................24

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF SELLERS......................24

      5.1    Pivotal Organization...........................................24
      5.2    Power and Authority............................................24
      5.3    Capitalization.................................................25
      5.4    Subsidiaries...................................................25
      5.5    No Conflict....................................................25
      5.6    Licenses.......................................................25
      5.7    Contracts......................................................26
      5.8    Equipment and Other Property...................................27
      5.9    Real Property..................................................27
      5.10   Intellectual Property Rights...................................28
      5.11   Employee Benefit Matters.......................................28
      5.12   Labor Matters..................................................30
      5.13   Tax Matters....................................................30
      5.14   Environmental Matters..........................................32
      5.15   Insurance......................................................33
      5.16   Customers, Distributors and Suppliers..........................33
      5.17   Affiliate Transactions.........................................33
      5.18   Liability......................................................33
      5.19   Full Disclosure................................................34
      5.20   Financial Statements...........................................34
      5.21   No Changes.....................................................34
      5.22   Contracts......................................................36
      5.23   Litigation and Legal Proceedings...............................36
      5.24   Approvals; Consents............................................36
      5.25   Compliance with Law............................................37
      5.26   Title to Transferred Interest..................................37
      5.27   Finders........................................................37
      5.28   Securities Disclosure..........................................37
      5.30   Disclosure.....................................................37


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
ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF BUYER......................37

      6.1      Organization.................................................37
      6.2      Power and Authority..........................................38
      6.3      Authorized Closing Stock.....................................38
      6.4      Finders......................................................38
      6.5      Approvals; Consents..........................................38
      6.6      Compliance with Other Instruments; Law.......................38
      6.7      Investment Representations...................................38
      6.8      SEC Filings..................................................39

ARTICLE VII    CONDITIONS TO CLOSING........................................39

      7.1      Conditions to Obligations of the Sellers.....................39
      7.2      Conditions to Obligations of the Buyer.......................40
      7.3      Concurrent Conditions........................................40

ARTICLE VIII   SURVIVAL AND INDEMNIFICATION.................................41

      8.1      Survival.....................................................41
      8.2      Indemnification..............................................41
      8.3      Limitation of Liability and Termination of Indemnification...42
      8.4      Adjustment of Purchase Price.................................43
      8.5      Claims Resulting from Breach of Representation or Warranty...43
      8.6      Mitigation...................................................43

ARTICLE IX     TAX COVENANTS AND RELATED MATTERS............................43

      9.1      Returns......................................................43
      9.2      Cooperation..................................................43
      9.3      Allocation of Taxes..........................................43

ARTICLE X      MISCELLANEOUS................................................43

     10.1      Right of Set-Off.............................................43
     10.2      Breach or Failure to Perform.................................44
     10.3      Entire Agreement; No Third-Party Beneficiaries...............44
     10.4      Public Announcement..........................................44
     10.5      Expenses.....................................................44
     10.6      Notices......................................................44
     10.7      Waivers and Amendments.......................................45
     10.8      Governing Law; Severability..................................45
     10.9      Headings.....................................................45
     10.10     Assignment...................................................45
     10.11     Binding Effect...............................................45
     10.12     Arbitration of Disputes......................................46
     10.13     Counterparts.................................................46
     10.14     Termination of Certain Agreements............................46

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
EXHIBITS

EXHIBIT Recital B            -   Seller's Membership Interests
EXHIBIT 1.1A                 -   Colombo Employment Agreement
EXHIBIT 1.1B                 -   Kirby Employment Agreement
EXHIBIT 1.1C                 -   Pivotal LLC Agreement
EXHIBIT 2.2(a)               -   Closing Certificate
EXHIBIT 2.3(d)(i)            -   Note A
EXHIBIT 2.3(d)(ii)           -   Note B
EXHIBIT 2.3(d)(iii)          -   Note C
EXHIBIT 2.4(b)               -   PTO Policy
EXHIBIT 2.6(b)               -   Assignment Agreement
EXHIBIT 3.11                 -   Form of Guaranty
EXHIBIT 7.1(b)               -   Buyer's Opinion of Counsel
EXHIBIT 7.1(h)               -   Pledge Agreement
EXHIBIT 7.1(i)               -   Security Agreement
EXHIBIT 7.1(j)               -   Financing Statement
EXHIBIT 7.2(b)               -   Sellers' Opinion of Counsel

SCHEDULES

SCHEDULE 1.1A                -   Key Employee
SCHEDULE 2.2(a)              -   Reserve Account
SCHEDULE 2.5                 -   Fixed Assets
SCHEDULE 3.6                 -   Kirby Guaranty Leasehold Agreement
SCHEDULE 3.9                 -   Leasehold Agreements
SCHEDULE 3.10                -   Charges for Legal and Accounting Expenses
SCHEDULE 5.20(c)             -   Encumbrances on Accounts and Notes Receivables
                                 (Interim Financial Statements)
SCHEDULE 5.21(b)             -   Changes to Employee Compensation and Benefits
SCHEDULE 5.21(c)             -   Encumbrances on Assets
SCHEDULE 5.22                -   Pharmaceutical Contracts
SCHEDULE 5.28                -   Securities Disclosures
SCHEDULE 6.6                 -   Defaults or Violation Resulting from
                                 Transaction Documents

DISCLOSURE SCHEDULE
Section 2.1                  -   Membership Interests
Section 2.2(b)               -   Bank Accounts
Section 2.2(c)               -   Accounts Receivable
Section 5.3                  -   Members of Pivotal
Section 5.5                  -   Conflicts
Section 5.6                  -   Licenses
Section 5.7                  -   Material Contracts
Section 5.8                  -   Equipment
Section 5.9(a)               -   Leased Real Property
Section 5.9(b)               -   Improvements Not in Good Condition
Section 5.9(c)               -   Insufficient Utilities and Services on Leased
                                 Real Property
Section 5.10                 -   Intellectual Property
Section 5.11(a)              -   Employee Plans
Section 5.11(c)(iv)          -   Termination for Cause
Section 5.12                 -   Labor Agreements
Section 5.13                 -   Taxes
Section 5.14                 -   Environmental Matters
Section 5.15(a)              -   Insurance Policies
Section 5.15(b)              -   Invalid Insurance Policies
Section 5.15(c)              -   Cancelled Pharmaceutical Companies and
                                 Suppliers
Section 5.17                 -   Affiliate Insurance Policies


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

Section 5.16                 -   10 Largest Customer Transactions
Section 5.16                 -   10 Largest Customer Transactions
Section 5.16                 -   10 Largest Customer Transactions
Section 5.20(a)              -   Financial Statements
Section 5.20(b)              -   GAAP Liabilities
Section 5.22                 -   Pharmaceutical Contract Violations
Section 5.23                 -   Litigation
Section 5.24                 -   Consents and Approvals
Section 5.25                 -   Non-Compliance with Laws
Section 5.29                 -   Pre-Closing Conditions
Section 6.7                  -   Investment Representations








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
                          MEMBERSHIP PURCHASE AGREEMENT



                               February ___, 2003


The parties to this Membership Purchase Agreement (the "Agreement") are PHC, Inc., a Massachusetts corporation ("PHC" or "Buyer"), Pivotal Research Centers, L.L.C., an Arizona limited liability company ("Pivotal"), Louis C. Kirby ("Kirby"), Anthony A. Bonacci ("Bonacci"), and Carol A. Colombo ("Colombo") (Kirby, Bonacci and Colombo may be collectively referred to herein as the "Sellers" and Kirby and Michael J. Colombo may be collectively referred to herein as the "Executives" or individually, as the case may be, as an "Executive").

                                    RECITALS

     A. WHEREAS, Pivotal is in the business of providing clinical research services to Pharmaceutical Companies (as defined below) and their designated contract research organizations. Pivotal's offices and research facilities are located at 13128 N. 94th Drive, Suite 200, Peoria, Arizona (the "Peoria Location"), and 1220 S. Alma School Road, Suite 206, Mesa, Arizona; (the "Mesa Location," and together with the Peoria Location, and any Successor Location (as defined below) the "Locations");

     B. WHEREAS, as of the date hereof, each of the Sellers is a Member of Pivotal and owns of record and beneficially a Membership Interest in Pivotal set forth next to such Seller's name on Exhibit Recital B hereto;

     C. WHEREAS, subject to such terms and conditions as are specified herein, each of the Sellers desires to sell all of such Seller's Membership Interest;

     D. WHEREAS, neither party hereto would enter into this Agreement without the Executives and the Buyer entering into the Employment Agreements (defined below) and as such those agreements constitute material inducements to all parties to enter into this Agreement; and

     E. WHEREAS, subject to the terms and conditions as are specified herein Buyer desires to purchase the Membership Interests.

                                    AGREEMENT

     Now, therefore, with reference to the foregoing recitals, all of which are incorporated herein by this reference, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:



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
                                   ARTICLE I

                                   DEFINITIONS

     1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

     "Accredited Investor" means a natural person whose Net Worth, or joint Net Worth with such natural person's spouse, exceeds $1,000,000 as of the date of this Agreement.

     "Act" means the Arizona limited liability company act.

     "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitrator.

     "Acquisition Financing" means the financing obtained by Buyer to pay the Closing Cash Consideration of this Agreement.

     "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a specified Person.

     "Assets" mean all of Pivotal's right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by Pivotal, or in which Pivotal has any interest whatsoever.

     "Audited Financial Statements" means the audited balance sheet of Pivotal for the twelve month periods ending June 30, 2002 and June 30, 2003, and the related audited statements of income, cash flow and Members' capital for the twelve months ended June 30, 2002 and June 30, 2003, respectively, together with the notes thereto and the report of Pivotal's independent auditors thereon.

     "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self insurance arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Internal Revenue Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multi-employer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Pivotal or any ERISA Affiliate or under which Pivotal or any ERISA Affiliate may incur any liability, and (ii) covers any employee or former employee of Pivotal or any ERISA Affiliate (with respect to their relationship with any such entity).

     "Board of Directors" means the board of managers of Pivotal as constituted pursuant to the Pivotal LLC Agreement.

     "Books and Records" means all books of account and other financial records pertaining to Pivotal.



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
     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Washington, DC.

     "Capitalized Lease Liabilities" means, without duplication, all monetary obligations of Pivotal under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Clinical Research Services" means clinical research services and clinical research operations including, but not limited to, any such activities conducted by any of Buyer, Pivotal, PPR or any Subsidiary or Affiliate of any of the foregoing.

     "Closing Stock Price" means the lower of a number equal to the closing price of PHC Stock as reported by the NASDAQ Bulletin Board on the day (i) immediately preceding the Closing Date, or (ii) immediately preceding the Buyer's authorized release of a public statement describing the Buyer' acquisition of Pivotal.

     "Colombo Employment Agreement" means the employment agreement between Pivotal and Michael J. Colombo in the form attached hereto as Exhibit 1.1A.

     "Contract" means any agreement, contract, lease, note, loan, evidence of Liabilities, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sale order, quotation or other executory commitment, including, but not limited to, Pharmaceutical Contracts, to which Pivotal is a party or which related to Pivotal's businesses or any of its assets or properties, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

     "Disclosure Schedule" means the disclosure schedule attached hereto.

     "Discounted Closing Stock Price" means the Closing Stock Price multiplied by .75.

     "Employee Plans" means all Benefit Arrangements, Multi-employer Plans, Pension Plans and Welfare Plans.

     "Employment Agreements" means the Colombo Employment Agreement and the Kirby Employment Agreement, collectively.

     "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

     "Equity Securities" of any Person means (i) shares of capital stock, limited liability company interests or other equity securities of such Person, including, with respect to Pivotal, the Membership Interests, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock, limited liability company interests or other equity securities of such Person, (iii) securities convertible into or exercisable or exchangeable


                                    -- 27 --
for shares of capital stock, limited liability company interests or other equity securities of such Person, and (iv) equity equivalents, interests in the ownership, or earnings of, or equity appreciation, phantom stock or other similar rights of, or with respect to, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of a "affiliated service group" with, or otherwise required to be aggregated with, the company or any of its subsidiaries as set forth in
Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

     "Facility" means any real property or facility owned, leased, operated or used at any time by Pivotal or any of their respective Affiliates or by a predecessor of Pivotal or any of such predecessor's respective Affiliates including, but not limited to, the Locations.

     "Financing Statement" means a financing statement filed in accordance with the Uniform Commercial Code as enacted in the State of Arizona in the form attached hereto as Exhibit 7.1(j).

     "Fixed Assets" has the meaning set forth in Section 2.5 and Schedule 2.5.

     "GAAP" means United States generally accepted accounting principles in effect from time to time applied consistently throughout the period involved.

     "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

     "Governmental  Order"  means  any  order,  judgment,   injunction,  decree,
stipulation,  determination  or  award  entered  by  or  with  any  Governmental
Authority.

     "Handling of Substances" means the production,  use,  generation,  storage,
treatment,   recycling,  disposal,  discharge,  release  or  other  handling  or disposition of Substances.

     "Improvements" means any buildings, facilities, other structures and improvements, building systems and fixtures located on or under any real property owned or leased by Pivotal.

     "Intellectual Property Rights" means all (i) domestic and foreign registrations of trademarks, service marks, logos, corporate names, protected models, designs, created works, trade names or other trade rights of Pivotal,
(ii) pending applications by for any such registrations, (iii) rights in or to patents, copyrights and pending applications therefore of Pivotal, (iv) of Pivotal's rights to other trademarks; service marks, logos, corporate names, protected models, designs, created works, trade names and other trade rights and all other trade secrets, designs, plans, specifications, technology, know-how, methods, designs, concepts and other proprietary rights, whether or not registered, (v) rights under any licenses of Pivotal to use any of the foregoing, (vi) standard operating procedures developed by Pivotal and existing prior to the Closing which constitute trade secrets, including, but not limited to, those standard operating procedures set forth in Pivotal's "Standard Operating Procedures Manual," and (vii) databases constituting proprietary information or trade secrets developed by Pivotal, including, but not limited to, Pivotal's patient database in existence as of the Closing..


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
     "Interim Financial Statements" means the unaudited financial statements of Pivotal as of July 30, 2003, August 30, 2003, September 30, 2003, October 30, 2003, November 30, 2003, and December 30, 2003 and the related unaudited statements of income, cash flows and Members' capital of Pivotal for the one month periods then ended.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the United States Internal Revenue Service.

     "Key Employee" means the Pivotal employees named in the attached Schedule 1.1A.

     "Kirby Employment Agreement" means the employment between Pivotal and Kirby in the form attached hereto as Exhibit 1.1B.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

     "Liabilities" means (i) indebtedness of Pivotal for borrowed money to any Person, (ii) obligations of Pivotal evidenced by bonds, notes, debentures, or similar instruments, (iii) obligations of Pivotal under capitalized leases, (iv) obligations of Pivotal under conditional sale, title retention or similar agreements or arrangements creating an obligation of Pivotal with respect to the deferred purchase price of property (other than customary trade credit), (v) interest rate and currency obligation swaps, hedges or similar arrangements (other than interest rate caps, the cost of which have been paid in full prior to the date hereof) (vi) accrued benefits of Pivotal employees as of Closing including, but not limited to, accrued vacation, pre-paid benefits and expenses for which adequate provisions have not been made pursuant to the Reserve Account requirements set forth in Section 2.2(a) of this Agreement which shall not include PTO which is subject to the provisions of Section 2.4(b), and (vii) all obligations of Pivotal to guarantee any of the foregoing types of obligations on behalf of any Person other than Pivotal.

     "Licenses" means all of the licenses, permits and other governmental authorizations required for the operation of the business of Pivotal and including, without limitation, any and all activities of Pivotal in connection with, related, or pertaining thereto.

     "Line of Credit" means the line of credit financing provided by Buyer's lender to Pivotal in an amount not less than $1,000,000.

     "Loan Document" means a document evidencing Acquisition Financing or the Line of Credit.

     "Loss Contract" means any Contract for which Pivotal has accrued a loss on its financial statements or which Pivotal reasonably expects, based on Pivotal's knowledge as of the date hereof and the Closing Date (as applicable), will result in a loss.

     "Losses" of a Person means any and all losses, liabilities, damages, claims, awards, judgments, and expenses (including, without limitation, the costs of reasonable investigation, remediation and attorneys' fees) suffered or incurred by such Person, provided, however, in the case of Pivotal any such Losses shall be net of insurance proceeds actually collected with respect to such Losses.

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
     "Material Adverse Effect" or "Material Adverse Change" means, with respect to any Person, any material adverse effect on or material adverse change with respect to the business, operations, assets, liabilities, condition (financial or otherwise), or results of operations of such Person and its Subsidiaries, taken as a whole.

     "Members" means all of the members of Pivotal, collectively.

     "Membership Interest" means an interest in the capital and profits of Pivotal, together with all property rights and all other rights accorded to the record and/or beneficial holder of such interest, whether pursuant to the Pivotal LLC Agreement, applicable Law (including the Act) or otherwise.

     "Multi-employer  Plan"  means  any  "multi-employer  plan," as  defined  in
Section 4001(a)(3) or 3(37) of ERISA, which (i) Pivotal or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Pivotal or any ERISA Affiliate may incur any liability and (ii) covers any employee or former employee of Pivotal, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with any such entity).

     "Net Debt" means (x) the Liabilities of Pivotal as of the Closing Date, minus (y) the aggregate cash and cash equivalents of Pivotal as of the Closing Date.

     "Net Worth" means the excess of total assets of fair market value, including home, home furnishings and automobiles, over total liabilities. A principal residence shall be valued either at (A) cost (including the cost of improvements, net of current Encumbrances on the property) or (B) appraised value as determined by a written appraisal used by an institutional lender making a loan secured by such property, including the cost of subsequent improvements, net of current Encumbrances on such property.

     "Non-Pivotal Business" means Post-Closing, the Clinical Research Services business of Buyer other than the Pivotal Business.

     "Note A" means a promissory note in the form attached hereto as Exhibit 2.3(d)(i) in the original principal amount of $1,000,000 executed by PHC as maker and the Sellers as holders.

     "Note B" means a promissory note in the form attached hereto as Exhibit 2.3(d) (ii) in the original principal amount of $500,000 executed by PHC as maker and the Sellers as holders.

     "Note C" means a promissory note in the form attached hereto as Exhibit 2.3
(d)(iii) in the original principal amount of $1,000,000 executed by PHC as maker and the Sellers as holders.

     "Note  Consideration"   means,  the  Note  A  Consideration,   the  Note  B
Consideration, and the Note C Consideration, collectively.

     "Note C Shares" means a number of shares of PHC stock which may be issued to Sellers pursuant to the terms of Note C.

     "Notes" means Note A, Note B, and Note C, collectively.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                                    -- 30 --

     "Pension Plan" shall mean any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multi-employer Plan) (i) which Pivotal or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Pivotal or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (ii) which covers any employee or former employee of Pivotal or any ERISA Affiliate (with respect to their relationship with any such entity).

     "Percentage Interest" means, with respect to any Membership Interest, the relative Percentage Interest in the capital and profits of Pivotal represented by such Membership Interest.

     "Person" means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization, or any Governmental Authority.

     "PHC Stock" means capital stock of PHC.

     "Pharmaceutical   Company"   means  a  Person   engaged  in  research   and
development, manufacture, distribution, sale, or promotion of pharmaceuticals or related products or services.

     "Pharmaceutical   Contract"   means  a  Contract   between  Pivotal  and  a
Pharmaceutical Company.

     "Pivotal Business" means the business of providing Clinical Research Services to Pharmaceutical Companies and their respective designated contract research organizations conducted primarily at the Locations.

     "Pivotal LLC Agreement" means the agreement between the Members with respect to the governance of their Membership Interests in Pivotal attached hereto as Exhibit 1.1 C.

     "Pledge Agreement" means that certain Pledge Agreement, in the form attached hereto as Exhibit 7.1(h), of even date herewith by Buyer as pledgor and Sellers as pledgees.

     "Post-Closing" means any period or portion thereof that begins after the Closing Date.

     "PPR"  means  Pioneer  Pharmaceutical   Research,   Inc.,  a  wholly  owned
subsidiary of PHC, with facilities located in Michigan, Utah, and Nevada.

     "Pre-Closing" means any period or portion thereof that ends before the Closing Date.

     "Prospective Customer" means any Person with which any employee, consultant or other party affiliated with Pivotal or the Buyer has engaged in discussions with concerning Clinical Research Services offered by Pivotal or the Buyer within the immediately preceding 12 month period of the later of the sale of all of such Sellers' Membership Interest or the termination of such Seller's employment with the Buyer, if applicable.

     "Purchase Price" means, subject to adjustment as provided herein, (w) the aggregate Closing Cash Consideration, plus (x) the Closing Stock, plus (y) the Note Consideration.

                                    -- 31 --

     "Representative" means, with respect to any Seller, such other Person who has been duly authorized to act on such Seller's behalf through the grant of a power of attorney to the Representative with respect to the transactions contemplated hereby and by the Transaction Documents, which power of attorney shall be in writing, shall be notarized, shall expressly authorize such Representative to execute on behalf of such Seller this Agreement, any Transaction Documents to which such Seller is a party and any other instrument, certificate or agreement with respect to the transactions contemplated hereby or thereby and to execute on such Seller 's behalf a Membership Interest Assignment Agreement with respect to such Seller's Membership Interest, and shall otherwise be in form and substance satisfactory to Buyer and its counsel in its sole and absolute discretion.

     "Return" or "Returns" means all reports, returns, declarations, claims for refund or statements of any kind or nature relating to Taxes, and any schedule or attachment thereto and any amendment thereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means that certain Security Agreement, in the form attached hereto as Exhibit 7.1(i), of even date herewith.

     "Subsidiary" of any Person means any other Person (i) of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other Equity Securities, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such other Person or (ii) the operations of which are consolidated with such first Person, pursuant to GAAP, for financial reporting purposes.

     "Substances" means any toxic, hazardous, or other regulated wastes, substances, products, pollutants or materials, including, without limitation, radioactive materials, asbestos, polychlorinated biphenyls, radon gas, petroleum and petroleum products.

     "Successor Location" means any Facility located in greater Phoenix, Arizona metropolitan area, other than a Location, at which Clinical Research Services are conducted Post-Closing.

     "Tax" or "Taxes" means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium (including taxes under Internal Revenue Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, offer, registration, value added, alternative or add on minimum, estimated or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, imposed by any Governmental Authority or arising under any Tax Law or agreement, including, without limitation, any joint venture or partnership agreement.

     "Tax Return" means any return, declaration, report, claim for refund, or information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

     "Transaction Documents" means: (i) this Agreement, (ii) the Assignment Agreement, (iii) the Colombo Employment Agreement, (iv) the Kirby Employment Agreement, (v) the Security Agreement, (vi), the Financing Statements, (vii) the Pledge Agreement, (viii) Note A, (ix) Note B, (ix) Note C, and (xi) such other documents that now or in the future may be executed by the parties in connection with the transaction evidenced therein, together with any renewals and modifications thereof.

                                    -- 32 --

     "Treasury Regulations" means the regulations issued pursuant to the Internal Revenue Code.

     "Welfare  Plan" means any  "employee  welfare  benefit  plan" as defined in
Section 3(1) of ERISA, (a) which Pivotal, or any ERISA Affiliate, maintains, administers, contributes to or is required to contribute to, or under which Pivotal, or any ERISA Affiliate, may incur any liability and (b) which covers any employee or former employee of Pivotal or any ERISA Affiliate (with respect to their relationship with any such entity).

     1.2 Other Defined Terms. The following terms have the meaning for such terms in the sections set forth below:

                 Term                               Section
             _________________________________________________________

                AAA                                   10.12(a)
                Accounts Receivable                    2.2 (c)
                Adjusted Accounts Receivable           2.2 (c)
                Arbitration Notice                    10.12(a)
                Assignment Agreement                   2.6 (b)
                CERCLA                                 5.14(b)
                Claim                                  8.2 (d)
                Claim Notice                           8.2 (d)
                Closing                                2.6 (a)
                Closing Cash Consideration             2.3 (b)
                Closing Certificate                    2.2 (a)
                Closing Date                           2.6 (a)
                Closing Stock                          2.3 (c)
                Closing Stock Consideration            2.3 (c)
                Concurrent Transaction                 7.3
                Cure Period                           10.2
                Employment Laws                        5.12
                Environmental Laws                     5.14(a)
                Equipment                              5.8
                Escrow Agent                          10.1
                Escrow Agreement                      10.1
                Exchange Act                           6.8
                Indemnifying Party                     8.2 (d)
                Leased Real Property                   5.9 (a)
                Locations                             Recital A
                Material Contracts                     5.7 (a)
                Mesa Location                         Recital A
                Note A Consideratin                    2.3 (d)(i)
                Note B Consideraton                    2.3 (d)(ii)
                Note C Consideration                   2.3 (d)(iii)
                Peoria Location                       Recital A
                Pivotal Operating Expenses             2.2 (a)
                Pre-Closing Partial Period             5.13(b)
                PTO                                    2.4 (b)
                PTO Policy                             2.4 (b)
                Receivable Expiration Dae              3.1
                Related Party Transactin               5.17
                Reserve Account                        2.2 (a)
                SEC                                    6.8
                SEC Reports                            6.8
                Set-Off Notice                        10.1
                Third Party Notice                     8.2 (d)


                                    -- 33 --

          (a)  References to agreements and other  documents  shall be deemed to
               include  all  subsequent   amendments  and  other   modifications
               thereto.

          (b) References to statutes shall include all regulations pr omulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     The  Language Construction.

          (c) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" shall mean "including, without limitation" and (vi) the word "or" shall be disjunctive but not exclusive.

          (d) used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

          (e)  The  annexes,  schedules  and  exhibits to this  Agreement  are a
               material   part   hereof   and  shall  be  treated  as  if  fully
               incorporated into the body of the Agreement.

          (f) Wherever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

          (g) meanings given to them and shall be construed in accordance with under GAAP.

                                   ARTICLE II

                                 THE TRANSACTION

     2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, each of the Sellers jointly and severally agree to sell to Buyer, and Buyer agrees to purchase from each of the Sellers, the Membership Interests held by such Seller. Section 2.1 of the Disclosure Schedule sets forth the aggregate Membership Interests to be sold to and purchased by Buyer which represent all of the Membership Interests of Pivotal. Except as limited by Section 8.2(e) with respect to Bonacci, all obligations of Sellers hereunder shall be joint and several obligations of each of them. All amounts to be paid to Sellers hereunder shall be paid pro rata in accordance with their respective Percentage Interest.

     2.2 Prior to Closing. Immediately prior to Closing, Pivotal shall take the following actions:

          (a) Pre-Closing Adjustments. All operating expenses of Pivotal incurred or accrued prior to the Closing Date (the "Pivotal Operating Expenses"), including but not limited to rent, phone, insurance, equipment leases, utilities, regular semi-monthly salary expenses and unreimbursable advertising and travel expenses, shall be pro-rated as of the Closing Date, and all

                                    -- 34 --

               Closing related expenses, including, but not limited to, legal and accounting fees and costs incurred by Pivotal shall be paid in full prior to the Closing Date. Prior to the Closing, Sellers shall deliver to Buyer a certificate signed by the chief financial officer of Pivotal ("Closing Certificate") setting forth, in detail, the Pivotal Operating Expenses and the amounts to be pro-rated as of the Closing Date. The Closing Certificate is attached hereto as Exhibit 2.2(a). Immediately prior to Closing, Pivotal shall pay all operating expenses that are then due and payable, and shall deposit into the reserve account described in Schedule 2.2(a) (the "Reserve Account") an amount sufficient to cover all operating expenses incurred or to be incurred by Pivotal on or prior to the Closing Date that are not yet due and payable, offset by the amount of any pro-rated Pivotal Operating Expenses pertaining to a period Post-Closing which are paid in advance of Closing by Pivotal, plus the amount of any security deposits under any Contracts including, but not limited to, leases. In addition, Sellers shall deposit into the Reserve Account that portion of projected employee bonuses that have accrued up to the Closing Date. Non-cash items such as depreciation shall not be deemed to be operating expenses for purposes of this Section 2.2(a).

          (b) Cash in Accounts. After making deposits into the Reserve Account in accordance with Section 2.2(a), prior to Closing Pivotal shall distribute pro-rata to Sellers one hundred percent (100%) of all cash in any bank account maintained by Pivotal, including, but not limited to, those bank accounts listed in attached Section 2.2(b) of the Disclosure Schedule containing the name and address of the financial institution at which such account is maintained, the applicable account number of each such account, and the balance of each such account prior to any such distribution.

          (c) Accounts Receivable. (i) Pivotal shall distribute to Sellers, pro rata in accordance with their respective Percentage Interests, the Accounts Receivable (as defined below); (ii) Post-Closing, Pivotal shall remit to Sellers, in accordance with their respective Percentage Interests, the proceeds of all of Pivotal's accounts receivable existing or created prior to the Closing Date including, but not limited to those accounts receivable set forth on Section 2.2(c) of the Disclosure Schedule (the "Accounts Receivable"), which accounts shall be collected and remitted to Sellers in accordance with Section 3.1. The parties acknowledge that, due to the nature of the Pivotal Business as conducted on the date hereof, the number of Pivotal's accounts receivable created during any given month may not be determined until the succeeding month when Pivotal reconciles its accounting records with operations records to determine the actual number of accounts receivable created during the previous month. Not later than thirty (30) days following the Closing, the parties shall, upon examination of Pivotal's Books and Records, review Pivotal's Books and Records in order to determine whether the Accounts Receivable constitute the actual number of Pivotal accounts receivable existing or created prior to the Closing Date and shall prepare a written list of such Accounts Receivable mutually agreeable to both Buyer and Sellers ("Adjusted Accounts Receivable"). In the event the Accounts Receivable differ from the Adjusted Accounts Receivable, then Buyer shall remit to Sellers the proceeds of the Adjusted Accounts Receivable in the manner described in Section 3.1.

                                    -- 35 --

     2.3  Purchase Price.

          (a) Generally. In consideration for the sale by each Seller of the Membership Interests being sold to Buyer pursuant to this Agreement, Buyer shall pay, in the aggregate, to each Seller such Seller's allocable share of the Purchase Price as adjusted in accordance with Section 2.4.

          (b) Closing Cash Consideration. At the Closing, Buyer shall, in the aggregate, pay to each Seller, by wire transfer in immediately available funds to an account or accounts designated at least two Business Days prior to the Closing by such Seller in a written notice to Buyer, an amount in cash (such amount, the "Closing Cash Consideration") equal to $1,500,000 multiplied by such Seller's Percentage Interest.

          (c) PHC Closing Stock. At Closing, Buyer shall deliver to each Seller a number of shares (the "Closing Stock") of PHC Stock (the "Closing Stock Consideration") equal to (w) $500,000 (U.S.) multiplied by such Seller's Percentage Interest, divided by (x) the Closing Stock Price.

          (d)  Note Consideration.

               (i) Promissory Note A. At Closing, Buyer shall deliver to Sellers Note A ("Note A Consideration").

              (ii) Promissory Note B. At Closing, Buyer shall deliver to Sellers Note B ("Note B Consideration").

             (iii) Promissory Note C. At Closing, Buyer shall deliver to Sellers Note C ("Note C Consideration").

     2.4  Purchase Price Adjustment.

          (a) Note Consideration Adjustment. The Note Consideration shall be subject to adjustment as set forth in the Notes in accordance with their terms. In the event of a conflict between any of the defined terms of any Note and the defined terms referred to in this Agreement, the defined terms of this Agreement shall govern. Upon any such adjustment, the Purchase Price hereunder shall be deemed adjusted accordingly, provided however, that all such adjustments to the Purchase Price shall be deemed to be an adjustment to the portion thereof allocated to "goodwill" according to Section 2.5 hereof, and that no adjustment shall be made to any other category of allocation.

          (b) PTO Adjustment. Prior to the Closing Date, Pivotal maintained a policy whereby employees of Pivotal were entitled to personal time off ("PTO"). PTO accrued according to such policy, and any unused time, was transferred to the employee's "Serious Health Condition" account to be used in the event of an extended illness or other approved leave of absence. Buyer intends to maintain the PTO Policy (defined below) Post-Closing. However, the parties acknowledge and agree that certain changes to the PTO Policy may be necessary in the future due to changing business conditions.

                                    -- 36 --

               A copy of the existing policy relating to PTO (the "PTO Policy") is attached as Exhibit 2.4(b). If any Pivotal employee terminates their employment between the Closing Date and December 31, 2003, any funds for PTO actually paid to such employee upon termination shall be paid by Sellers within five days of such termination. Such amounts shall be deemed Liabilities of Pivotal occurring prior to the Closing Date and, at Buyer's option, Buyer may, upon thirty days prior written notice to Sellers, set off any such amounts payable by Sellers against the Note Consideration. Prior to the expiration of such thirty-day period Sellers may pay any sums due hereunder directly to Buyer. Notwithstanding the foregoing, the existence or payment of such amounts shall not independently result in or cause a breach of Sellers' representations or warranties regarding Liabilities.

     2.5 Allocation of Purchase Price. The Purchase Price shall be allocated as follows: (a) $85,361 (U.S.) to fixed assets listed in Schedule 2.5, (the "Fixed Assets") (b) $350,000 (U.S.) to the Closing Stock, and (c) the remainder to goodwill.

     2.6  Closing.

          (a) The closing of the purchase and sale of the Membership Interests (the "Closing") shall take place on February __, 2004 at such place or time, or on such other date, as the Buyer and the Sellers shall agree (the "Closing Date").

          (b) At the Closing, each Seller (or his or its duly authorized Representative) shall deliver or cause to be delivered to Buyer:
               (i) a duly authorized, executed and delivered Assignment Agreement in the form attached as Exhibit 2.6(b) (each an "Assignment Agreement") evidencing the assignment and transfer by such Seller of the Membership Interests being sold by such Seller pursuant to this Agreement to Buyer; and (ii) the certificate and other documents required to be delivered by such Seller pursuant to Section 7.2.


                                  ARTICLE III

                               COVENANTS of Buyer

     Buyer covenants to the Sellers as follows:

     3.1 Collection of Accounts Receivable of Buyer. Buyer will use reasonable commercial efforts to collect the Adjusted Accounts Receivable and, except as otherwise provided in Section 10.1, concerning Buyer's right of setoff, shall remit all amounts collected to Sellers' account no less frequently than monthly. Buyer shall periodically provide Sellers with a report of all collection activities relating to the Adjusted Accounts Receivable in accordance with Buyer's normal collection reporting practices. Sellers shall take no action, directly or indirectly, with respect to collection of an Adjusted Account Receivable prior to a date which is 180 days subsequent to the

                                    -- 37 --
          creation of such Adjusted Account Receivable (each a "Receivable Expiration Date") without Buyer's prior written consent or unless so directed by Buyer in such Seller's capacity as an employee of Pivotal. With respect to any given Adjusted Account Receivable, Sellers shall have no recourse against Buyer for Buyer's failure or inability to collect such Adjusted Account Receivable prior to the applicable Receivable Expiration Date. At any time subsequent to the Receivable Expiration Date of an Adjusted Account Receivable, Sellers may, with ten (10) days prior written notice to Buyer, initiate collection activities related to such Adjusted Account(s) Receivable on their own behalf. Upon Sellers' written notice to Buyer following the occurrence of any Receivable Expiration Date, Buyer will provide such information concerning such Adjusted Account Receivable to Sellers as is reasonably necessary for Sellers to undertake such collection activities. In the case of a Debtor to whom Pivotal provides products or services subsequent to the Closing Date, or incurs any liability to Pivotal, any payments received by Pivotal from such Debtor shall be applied first to any Adjusted Account Receivable with respect to such Debtor then, the remainder, if any, shall be retained by Pivotal unless such Debtor identifies, in writing, that such payments are being made with reference to particular products or services provided by Pivotal at a particular time (e.g., "for clinical research services performed in April 2004") in which case such payment will be applied to the particular account receivable so referenced.

          Public Registration of Closing Stock. Buyer will file with the SEC and any other necessary regulatory body a registration statement and any other documents required to publicly register the Closing Stock, which shall be filed within ninety (90) days after the Closing Date. Buyer will use its good faith and diligent efforts to secure the approval of such registration statement so that the Closing Stock issued to Sellers shall be publicly registered and freely tradable and not subject to any trading restrictions. If the SEC shall refuse to approve such registration statement within 180 days after the Close Date, despite Buyer's good faith and diligent efforts to secure such approval, then Sellers shall have the right to instruct Buyer, in writing, to discontinue such efforts and deliver to each Seller a number of shares of PHC Stock equal to (w) $500,000 multiplied by such Seller's Percentage Interest, divided by (x) the Discounted Closing Stock Price, following Sellers' surrender to Buyer of the Closing Stock issued to Sellers on the Closing Date.

     3.2 Security for Payment of Notes. The obligations evidenced by the Notes shall be secured by the Membership Interests and the Assets of the Pivotal Business. Such security shall be evidenced by (i) a first priority security interest in all of the Membership Interests, and
          (ii) a security interest in all of the Assets of the Pivotal Business (including without limitation rights to all trade names, trademarks, and all goodwill associated therewith, all employment contracts with employees employed by Pivotal), subject only to the priority of the Acquisition Financing and the Line of Credit. Sellers will receive the Pledge Agreement, the Security Agreement, and the Financing Statements and whatever other collateral assignments and other documents or instruments related thereto are reasonably necessary to secure payment under each of the Notes. Buyer will take reasonable measures to ensure that the Acquisition Financing and the Line of Credit will be maintained separate and apart from other credit facilities of Buyer so that, for such time as any amount remains outstanding under the Notes, only the Acquisition Financing and the Line of Credit are in a security position senior to the Notes and only to the extent such a

                                    -- 38 --
          senior position has, in fact, been validly created. Sellers agree to execute any and all documents reasonably necessary to evidence the senior position of the Acquisition Financing and the Line of Credit including, but not limited to, the execution of a subordination agreement in a form reasonably acceptable to Sellers. Except as otherwise provided herein, until such time as all of the Notes have been paid in full, Buyer will keep the Assets of the Pivotal Business segregated from Buyer's assets to ensure Sellers' ability to perfect their security interest in the Membership Interests and the Assets of the Pivotal Business.

     3.3 Buyer's Clinical Research Operations. Buyer understands that Seller's ability to receive payments under the Notes bears a direct relation to Michael J. Colombo and Kirby's input in the decision making process regarding Buyer's Clinical Research Services since Sellers may receive more, or less, Note consideration based on the performance of Michael
          J. Colombo and Kirby with respect to the Pivotal Business and the Non-Pivotal Business. Except as otherwise provided in this Agreement, Buyer agrees that if (a) Buyer terminates the employment of Kirby or Michael J. Colombo other than for "Cause", as defined in the Employment Agreements, or (b) either Michael J. Colombo or Kirby terminate their Employment Agreements for "Good Reason," as defined in the Employment Agreements, then Sellers shall, subject to Sellers' continuing compliance with the terms of the Transaction Documents, be entitled to freeze the Remaining Principal (as defined in the Notes) of Notes A and B according to the terms thereof and such Notes shall no longer be subject to adjustment and payments will thereafter continue to be made to Sellers in accordance with the schedule for payments set forth in each such Note as of the date of the termination of Kirby's or Michael J. Colombo's employment. Notwithstanding the foregoing, Seller's rights to freeze the Remaining Principal of Notes A and B under this Section 3.4 shall terminate in the event that any one or more of them breaches Article IV or V of this Agreement.

     3.4 Buyer's Working Capital Commitment. Buyer covenants to obtain the Line of Credit to fund the working capital requirements of the Pivotal Business. The Line of Credit shall be available to be drawn down immediately after Closing in such increments as may be reasonably necessary to fund such working capital requirements, shall remain available until the second anniversary of the Closing, and shall be used solely to fund operations at the Locations.

     3.5 Kirby Guaranty Leasehold Agreements. Buyer further covenants to take all reasonably necessary actions and execute any reasonably necessary documents that may be required to remove Louis C. Kirby as a personal guarantor of the leasehold obligations identified in the lease described in Schedule 3.6 and shall in all events indemnify Kirby from any and all claims or expenses of any nature whatsoever resulting from any breach of any of such leasehold obligations that occur after the Closing Date.

     3.6 Compliance with Pharmaceutical Contracts. Buyer covenants that it shall not engage in any conduct in breach of a Pharmaceutical Contract that would have a Material Adverse Effect on Pivotal or the Pivotal Business.

     3.7 Continuing Legal Status of Pivotal. Buyer covenants to maintain the legal existence of Pivotal in good standing from and after the Closing Date until such time as Buyer is reasonably certain that it has obtained all of the necessary authorities and consents to assign Pivotal's obligations under all then current Pharmaceutical Contracts. Buyer understands that the Pharmaceutical Contracts entered into by

                                    -- 39 --

          Pivotal  typically  include  indemnification  rights  that  run to the benefit of Pivotal and most such contracts contain assignment restrictions that prohibit the assignment of such contracts to third parties without the express written consent of the Pharmaceutical Company.

     3.8 Compliance with Leasehold Agreements. Buyer covenants that it shall not engage in any conduct in breach of any of the leasehold agreements identified in Schedule 3.9 that would have a Material Adverse Effect on Pivotal.

     3.9 No Corporate Overhead Charges. Buyer hereby covenants that it will not impose any overhead charges or administrative expenses upon the Pivotal Business from the date of Closing and for a period of 5 years thereafter except for accounting and legal charges and costs and other expenses actually incurred by Buyer on behalf of or relating to the Pivotal Business, which charges and expenses for legal and accounting expenses shall not exceed the amounts set forth on Schedule 3.10. In addition, Buyer understands and acknowledges that Pivotal may assume certain responsibilities for the Non-Pivotal Business that, prior to the Closing Date, was handled by Buyer's staff and that Buyer's clinical research sites may have historically been charged corporate level overheard fee by Buyer. To the extent that Pivotal assumes such responsibilities, Buyer agrees that it will not assess to the Non-Pivotal Business an overheard charge for such service. This provision is not intended to restrict or prohibit Buyer from passing through to the Pivotal Business actual costs and expenses of the Pivotal Business that are originally incurred and paid by Buyer at the corporate level, including but not limited to Pivotal employee travel on behalf of the Pivotal Business, and legal expenses incurred to defend claims arising out of the Pivotal Business.

     3.10 Prohibition on Assignments, Transfers. Buyer will not assign, sell, transfer or convey any Assets of the Pivotal Business or the
          Membership Interests except in accordance with the terms of the Security Agreement or the Pledge Agreement, as applicable; provided, however, that the Buyer may, assign such Assets and Membership Interests in whole or in part without the prior written consent of any other party hereto (i) to a Subsidiary or Affiliate of Buyer as part of a restructuring or reorganization of PHC or its business, provided that contemporaneous with such assignment, such Subsidiary or Affiliate shall execute in favor of Sellers documents substantially similar in form to the Security Agreement and the Pledge Agreement and pursuant to which such Subsidiary or Affiliate provides to Sellers a security interest in all of the assets and capital stock of such Subsidiary or Affiliate, and provided further that Buyer shall guaranty such Subsidiary's or Affiliate's payment and performance under the Transaction Documents, which guaranty must be in the form set forth in attached Exhibit 3.11, (ii) to a lender as security in a manner consistent with Buyer's obligations under the Transaction Documents, and (iii) to any Person who acquires all or substantially all of the Equity Securities or assets of Buyer (by merger, recapitalization, sale or otherwise) provided that Sellers' security interest in the Assets of the Pivotal Business and the Membership Interests is maintained. If Buyer desires to sell or transfer its interest in the Pivotal Business, and if such sale or transfer is not part of a transaction involving the acquisition of all or substantially all of the Equity Securities or assets of Buyer, as contemplated under subsection (iii) above, then Buyer shall either (a) if such transaction is to be consummated within eighteen months of the expiration of the Notes, obtain Seller's prior written consent to such sale or transfer, (provided that contemporaneous with such sale or

                                    -- 40 --
          transfer, the acquiring entity shall execute in favor of Sellers documents substantially similar in form to the Security Agreement and the Pledge Agreement and pursuant to which such acquiring entity provides to Sellers a security interest in all of the assets and capital stock of the Pivotal Business), or (b) pay to Sellers the remaining Purchase Price prior to effecting such sale or transfer, including but not limited to all Remaining Principal and interest under the Notes, or (c) freeze the Remaining Note Principal on all of the Notes and provide Sellers with a written guaranty of payment under the Notes, which guaranty is in the form set forth in attached Exhibit
          3.11 (provided that contemporaneous with such sale or transfer, the acquiring entity shall execute in favor of Sellers documents substantially similar in form to the Security Agreement and the Pledge Agreement and pursuant to which such acquiring entity provides to Sellers a security interest in all of the assets and capital stock of the Pivotal Business).

     3.11 Prohibition on Material Indebtedness. Buyer will not incur material indebtedness on behalf of the Pivotal Business other than the Line of Credit without the written consent of Sellers.

                                   ARTICLE IV

                               COVENANTS OF SELLER

     4.1 Covenant Not to Compete or Interfere With Business. Each Seller agrees that they will not compete with Pivotal or Buyer in Clinical Research Services for a period of (i) five (5) years after the Closing Date, or
          (ii) three (3) years after the termination of each Seller's employment with the Buyer or Pivotal, whichever is later, and that for a period of (i) five years after the Closing Date, or (ii) three (3) years after the termination of such Seller's employment with the Buyer or Pivotal, whichever is later, they will not, directly or indirectly, individually or as a non-public shareholder, director or officer of any corporation, a partner of any partnership, a member of a limited liability company, an owner of any entity or as an employee, agent, consultant or advisor of any entity, (a) recruit or hire any employee of the Buyer or Pivotal, or otherwise attempt to solicit or induce any employee to leave the employment of the Buyer or Pivotal; (b) solicit any customer or Prospective Customer of the Buyer or Pivotal for the performance of Clinical Research Services or otherwise interfere with the business relationships between the Buyer or Pivotal, or their respective customers, suppliers and others with whom Buyer or Pivotal conducts any Clinical Research Services business; provided, however, that, in the event Kirby solicits any customer or Prospective Customer of the Buyer or Pivotal for products or services other than Clinical Research Services during the five-year period following the Closing Date, Kirby shall provide written notice of the same to Buyer; (c) individually or through any entity perform any services for any customer or Prospective Customer of the Buyer or Pivotal which are directly competitive with the Buyer's or Pivotal's Clinical Research Services which the Buyer or Pivotal may perform for such customers and Prospective Customers, regardless of whether or not the Buyer or Pivotal has or is now providing such Clinical Research Services; or
          (d) accept employment by any customer or Prospective Customer of the Buyer or Pivotal unless the business of such customer or Prospective Customer of the Buyer or Pivotal does not directly compete with the Clinical Research Services business of the Buyer or Pivotal.

                                    -- 41 --

          (a) Each Seller acknowledges that the protections of the Buyer and Pivotal set forth in this Article IV of this Agreement are of vital concern to the Buyer and Pivotal, that monetary damages for any violation thereof would not adequately compensate the Buyer and Pivotal and that the Buyer and Pivotal are each engaged in a highly competitive business. Accordingly, each Seller agrees that the restrictions set forth in this Article IV may be enforced by injunction proceedings (without the necessity of posting bond) whether or not such Seller's employment with the Buyer has terminated.

          (b) If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, including, but not limited to the non-competition covenants in this Article IV, then the remainder of this Agreement, and such term or condition, except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

          (c) The Sellers agree and acknowledge that the restrictions set forth in this Article IV are fair, reasonable and necessary to protect the legitimate business interests of the Buyer and Pivotal, that adequate consideration has been received by the Sellers for such obligations, that these obligations will not prevent the Sellers from earning a livelihood, and that these obligations will survive the termination of this Agreement and the termination of such Seller's employment with the Buyer and Pivotal.

          (d) Any breach of any covenant or obligation under this Article IV will result in irremediable and/or incalculable damage to Buyer and/or Pivotal, as applicable. It is therefore agreed that Buyer either on its own accord or on Pivotal's behalf, be entitled to
               (a) obtain injunctive relief without the necessity of posting a bond and/or (b) cause Sellers to specifically perform their obligations hereunder. Any action to enjoin a breach or threatened breach of this Article IV may be brought in an action at law or in equity (without the necessity of posting bond) and shall be in addition to any other remedies available to such party.

          (e) Notwithstanding anything in this Section 4.1 to the contrary, Bonacci's obligations under this Section 4.1 shall terminate two years after the Closing Date. Bonacci shall be entitled to participate, as an owner, advisor, board member or in any other capacity, in the clinical psychiatry business conducted by his brother, Carl Bonacci, as currently conducted provided that Bonacci's participation in that business does not violate his obligations under Section 4.1.

     4.2 Termination of Covenant. Sellers' obligations under Section 4.1 above will terminate in the event Buyer breaches any one of the Notes by failing or refusing to make payments under such Notes when due for a period of six months, in the aggregate, during the terms of the Notes.

                                    -- 42 --

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Except as set forth in the Disclosure Schedule, the Sellers, subject to the limitations set forth herein, jointly and severally represent and warrant to Buyer as follows as of the Closing Date unless otherwise specified:

     5.1 Pivotal Organization. Pivotal is a limited liability company; duly organized, validly existing and in good standing under the laws of the State of Arizona and has the requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted by Pivotal. Pivotal is duly qualified to conduct business as a foreign limited liability company and is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary except where failure to do so would not have a Material Adverse Effect. True and complete copies of the Pivotal articles of organization and Pivotal LLC Agreement (in each case, as amended to the date of this Agreement) have been made available by Pivotal for review by the Buyer.

     5.2  Power and Authority.

          (a) Pivotal has all necessary and requisite limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents and to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the performance by Pivotal of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of Pivotal and Pivotal's Board of Directors. Each of the Transaction Documents is a valid and binding obligation of Pivotal enforceable against Pivotal in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors generally, or (b) is subject to general principles of equity.

          (b) Each Seller has all requisite power and authority to execute and deliver, and to perform all of its obligations under, all Transaction Documents to which such Seller is a party. Such Seller has taken all necessary action required to authorize the execution, delivery and performance of this Agreement and all instruments and other documents to be executed and delivered by such Seller in connection herewith, including each Transaction Document to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby to be consummated by it. This Agreement has been, and each Transaction Document to which such Seller is a party will be, duly and validly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, or (b) is subject to general principles of equity.

                                    -- 43 --

     5.3 Capitalization. Section 5.3 of the Disclosure Schedule sets forth a true and correct list of each of the Members of Pivotal, and with respect to each such Member, such Member's Percentage Interest in Pivotal. The Members listed on Section 5.3 of the Disclosure Schedule are the record and, beneficial holders of one hundred percent (100%) of the issued and outstanding Membership Interests in Pivotal and the Members own those Membership Interests free and clear of any and all claims, liens and encumbrances of any nature whatsoever. Other than the Membership Interests set forth on Section 5.3 of the Disclosure Schedule, no other Person owns or holds any Equity Securities of Pivotal, any interest in the profits or losses of Pivotal, any rights to affect the management of Pivotal (other than the right of the Board of Managers to manage Pivotal under the terms of the Pivotal LLC Agreement) or any rights to receive distributions from Pivotal. Except for the Pivotal LLC Agreement and the Transaction Documents, there are no contracts to which Pivotal, or any Member, is a party relating to the issuance, sale, or transfer of any Equity Securities of Pivotal. Except for the Pivotal LLC Agreement, (i) there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of Membership Interests in, or other Equity Securities of, Pivotal, or (ii) there are no other commitments of any kind for the granting or issuance of additional Membership Interests or other Equity Securities by Pivotal or the repurchase, redemption or other acquisition by Pivotal of any Membership Interests currently outstanding. Each of the Membership Interests that are issued and outstanding are duly authorized, validly issued, fully paid and non-assessable and except as set forth in the Pivotal LLC Agreement are free of any preemptive or other similar rights. None of the existing Membership Interests was issued in violation of the Securities Act or any other applicable Law. Except for the Pivotal LLC Agreement, there are no equity holder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Membership Interests to which Pivotal or, to the knowledge of Pivotal, any other Person is a party or by which Pivotal or, to the knowledge of Pivotal, any other Person is bound.

     5.4  Subsidiaries. Pivotal has no Subsidiaries.

     5.5 No Conflict. The execution, delivery and performance of this Agreement by Pivotal and each of the Sellers and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with the Pivotal LLC Agreement, (b) conflict with or violate in any material respect any Law or Governmental Order applicable to Pivotal or the Sellers, (c) except as set forth in Section 5.5 of the Disclosure Schedule, violate, conflict with, result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or result in or give to others any rights of termination, amendment, acceleration or cancellation under, or result in of any Encumbrance on the Membership Interests or on any of the assets or properties of Pivotal pursuant to, any Material Contract or material License to which Pivotal or any Seller is a party or by which any of their assets or properties is bound, (d) conflict with or result in a material violation or breach of any term of provision of any Law or Governmental Order applicable to such Seller, or any of its assets or properties, or (e) except as

                                    -- 44 --
          set forth in Section 5.5 of the Disclosure Schedule (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require such Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract (other than consents required in connection with the Pivotal LLC Agreement) to which such Seller is a party or by which any of its assets or properties is bound.

     5.6 Licenses. Section 5.6 of the Disclosure Schedule sets forth a true correct list of each of the Licenses held by Pivotal or issued by any Governmental Authority. Such Licenses constitute all of the Licenses required for the conduct of the business of Pivotal as presently conducted and any and all other activities related or pertaining thereto. Each such License is valid, binding and in full force and effect, and Pivotal is not in default (or with the giving of notice or lapse of time or both, would be in default) under any such License. There are no proceedings pending, or threatened, that seek the revocation, cancellation, suspension or adverse modification of any such License. Except as set forth on Section 5.6 of the Disclosure Schedule, all required filings with respect to such Licenses have been timely made and all required applications for renewal thereof have been timely filed, except for such failure to do any of the foregoing as would not lead to the revocation, cancellation, suspension or adverse modification of any such License. No such License will terminate or be subject to termination or revocation as a result of the transactions contemplated by this Agreement.

     5.7  Contracts.

          (a) Section 5.7 of the Disclosure Schedule lists the following Contracts to which Pivotal is a party or by which its assets may be bound (collectively, the "Material Contracts") in effect as of the date of this Agreement:

               (i) any Contract or series of Contracts that Pivotal reasonably anticipates will, in accordance with its terms, involve aggregate payments by or to Pivotal;

              (ii) any lease of real property or any lease of personal property involving any annual expense;

             (iii) any Contract containing covenants materially limiting the freedom of Pivotal to engage in any line of business or compete with any Person;

              (iv)  any  material  distribution,   franchise,   license,  sales,
                    commission, consulting agency or advertising Contracts;

               (v)  all Contracts evidencing Liabilities;

              (vi) all Contracts relating to the sale or disposition of properties or Assets of Pivotal (other than the sale of inventory in the ordinary course of business);

                                    -- 45 --

             (vii) each Contract to which any Key Employee of Pivotal is bound which in any manner purports to (A) restrict such employee's freedom to engage in any line of business or to compete with any other Person, or (B) assign to any other Person rights to any material invention, improvement, or discovery related to Clinical Research Services;

            (viii)  all Contracts relating to Intellectual Property Rights;

              (ix) each joint venture Contract, partnership agreement, limited liability company or other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Pivotal with any other Person;

               (x) each Contract providing for payments to or by any Person or entity based on sales, purchases or profits, other than direct payments for goods;

              (xi) each Contract providing for capital expenditures after the date hereof;

             (xii) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Pivotal other than in the ordinary course of business; and

            (xiii)  each Loss Contract.

     Except as set forth in Section 5.7 of the Disclosure Schedules, Pivotal has delivered or made available to the Buyer true, correct and complete copies of all of the Material Contracts listed on Section 5.7 of the Disclosure Schedule, including all amendments and supplements thereto.

          (b) Except as set forth in Section 5.7 of the Disclosure Schedules, Pivotal is not (and Pivotal has received no notice, nor has any knowledge that any other party to any Material Contract is), in breach or violation of, or default under, any of the Material Contracts which, individually, involves claims, damages or Liabilities in excess of $5,000. Except as set forth in Section
               5.7 of the Disclosure Schedule, each Material Contract is in full force and effect (and will remain in full force and effect upon consummation of the actions contemplated hereby) and is a valid agreement, arrangement or commitment of Pivotal, enforceable against Pivotal in accordance with its terms and is a valid agreement, arrangement or commitment of each other party thereto, enforceable against such party in accordance with its terms, except in each case where enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies.

     5.8 Equipment and Other Property. Except as set forth in Section 5.8 of the Disclosure Schedule, Pivotal owns and has good and marketable title to the equipment and other tangible items used in the operations

                                    -- 46 --
          of the Pivotal Business reflected on the books of Pivotal as owned by Pivotal (the "Equipment"), free and clear of all Encumbrances. The Equipment, taken as a whole, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is presently or has historically been used. Except as otherwise contemplated by this Agreement, Pivotal owns, or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of the material properties and assets of whatever kind (whether real or personal, tangible or intangible and including, without limitation, all material intellectual property) used in its business, in each case free and clear of Encumbrances.

     5.9  Real Property.

          (a) Pivotal owns no real property. Section 5.9(a) of the Disclosure Schedule describes and lists the name of the record owner of all real property now leased or licensed for use by Pivotal (such leasehold or licensed interest, the "Leased Real Property"). Except as set forth on Section 5.9(a) of the Disclosure Schedule, Pivotal has a valid leasehold interest in, and enjoys peaceful and undisturbed possession (consistent with historical use) of, all Leased Real Property free and clear of all Encumbrances. Except as set forth on Section 5.9(a) of the Disclosure Schedule, Sellers have no knowledge of any leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase the Leased Real Property, or the right to use or occupy any of the Leased Real Property. Except as set forth on Section 5.9(a) of the Disclosure Schedule, the Leased Real Property is all of the real property used in the business of Pivotal as currently conducted.

          (b) Except as disclosed in Section 5.9(b) of the Disclosure Schedule, all Improvements owned, leased, or used by Pivotal on the Leased Real Property appear to be in good condition and repair in all material respects (normal wear and tear excepted). To the extent applicable to a tenant of Leased Real Property, Pivotal has obtained Licenses from any Governmental Authority having jurisdiction over any of the Leased Real Property, or other right from any other Person, necessary to permit the lawful use and operation of the Improvements.

          (c) The Leased Real Property and the Improvements appear to be sufficiently supplied in all material respects with utilities and other services as necessary for the operation of such Leased Real Property and Improvements as currently operated including adequate water, storm and sanitary sewer, gas, electric, and telephone facilities, except as set forth on Section 5.9(c) of the Disclosure Schedule.

          (d) Pivotal has not received written notice of any special assessment individually or in the aggregate, relating to any Leased Real Property or any portion thereof and no such special assessment is


                                    -- 47 --
               pending or threatened. There are no pending or threatened condemnation proceedings with respect to any of the Leased Real Property.

          (e) On or prior to the date hereof, Pivotal has delivered to Buyer true and correct copies of the most current title reports, title policies and surveys currently in the possession of Pivotal with respect to any of the Leased Real Property.

     5.10 Intellectual Property Rights. Section 5.10 of the Disclosure Schedule lists all of Pivotal's Intellectual Property Rights. Pivotal owns and/or has the right to use each of the Intellectual Property Rights listed on Section 5.10 of the Disclosure Schedule. The Intellectual Property Rights constitute all of the material intellectual property necessary to conduct the business of Pivotal in the manner presently conducted. None of the Intellectual Property Rights is involved in any pending or threatened Action. Except as set forth in Section 5.10 of the Disclosure Schedule, no other Person has the right to use any of the Intellectual Property and no Person is infringing upon any Intellectual Property Rights. Pivotal's use of the Intellectual Property Rights is not infringing upon or otherwise violating the rights of any other Person. No proceedings have been instituted against or notices received by Pivotal that are presently outstanding alleging that Pivotal's use of the Intellectual Property Rights infringes upon or otherwise violates any rights of a third party.

     5.11 Employee Benefit Matters.

          (a) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Section 5.11(a) of the Disclosure Schedule contains a complete list of Employee Plans. Pivotal has delivered to Buyer a true and complete set of copies of (a) all Employee Plans and related trust agreements, annuity contracts or other funding instruments; (b) the latest IRS determination letter obtained with respect to any such Employee Plan qualified or exempt under
               Section 401 or 501 of the Internal Revenue Code; (c) Forms-5500 and certified financial statements for each Employee Plan required to file such form, together with the most recent actuarial report, if any, prepared by the Employee Plan's enrolled actuary; (d) all summary plan descriptions for each Employee Plan required to prepare, file and distribute summary plan descriptions; (e) all summaries furnished to employees, officers and directors of Pivotal and its Subsidiaries of all incentive compensation, other plans and fringe benefits for which a summary plan description is not required; and (f) the notifications to employees of their rights under Section 4980B of the Internal Revenue Code.

          (b) Each Pension Plan required to be listed in Section 5.11(a) of the Disclosure Schedule, and the related trust, if any, now meet and since inception have met, the requirements for qualification under Internal Revenue Code Section 401(a) and are currently, and since their inception have been, exempt from taxation under Internal Revenue Code Section 501(a); the Internal Revenue


                                    -- 48 --

               Service has issued a favorable determination or advisory letter with respect to the qualified status of each such Pension Plan and trust, and has not taken any action to revoke such letter; Pivotal has performed all obligations required to be performed by it under the Pension Plan (including the making of all contributions), is not in default under, or in violation of, and have no knowledge of any such default or violation of any other party to the Pension Plan.

          (c) Representations. Except as set forth in Section 5.11(a) of the Disclosure Schedule:

               (i)  Pension Plans. Pivotal has no pension plans

              (ii) Multi-employer Plans. There are no Multi-employer Plans, and neither Pivotal nor any ERISA Affiliate has ever maintained, contributed to, participated or agreed to participate in a Multi-employer Plan.

             (iii)   Welfare Plans.

                    (A) Each Welfare Plan which covers or has covered employees or former employees of Pivotal (with respect to their relationship with such entities) has been maintained, and presently is, in material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Internal Revenue Code.

                    (B) An estimate of the liabilities of Pivotal and its ERISA Affiliates for providing retiree life medical benefits coverage to active and retired employee of Pivotal and such ERISA Affiliates has been made and is reflected on Pivotal's balance sheets and the books and records of Pivotal according to Statement of Financial Accounting Standards No. 106. Pivotal or an ERISA Affiliate has the right to modify and to terminate all Welfare Plans which cover retirees with respect to both retired and active employees.

                    (C) Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Internal Revenue Code at all times.

              (iv) Benefit Arrangements. Each Benefit Arrangement is in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Internal Revenue Code. Except as set forth on Section 5.11(c)(iv) of the Disclosure Schedules, and except as provided by law, the


                                    -- 49 --
                    employment of all persons presently employed or retained by Pivotal is terminable at will.

               (v) Fiduciary Duties and Prohibited Transactions. Neither Pivotal nor any fiduciary of any Welfare Plan or Pension Plan has any material liability with respect to any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of Internal Revenue Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
                    (d) of the Internal Revenue Code. Pivotal has not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan or has any unpaid civil penalty under Section 502(1) of ERISA.

              (vi)  Litigation.  There is no action,  order,  writ,  injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to benefits under any Employee Plan that is pending or threatened or anticipated against Pivotal or any ERISA Affiliate.

             (vii) Unpaid Contributions, UBIT. Neither Pivotal nor any ERISA Affiliate has any material liability for unpaid contributions with respect to any Pension Plan, Multi-employer Plan or Welfare Plan. Pivotal or an ERISA Affiliate has made all required contributions under each Employee Plan for all prior periods or proper accruals been made and are reflected on the appropriate balance sheet and books and records of Pivotal. No Employee Plan is subject to any tax under Section 511 of the Internal Revenue Code.
                    (viii) Parachute Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of Pivotal that provides for the payment by Pivotal of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Internal Revenue Code or (ii) that is an "excess parachute payment" pursuant to Section 2806 of the Internal Revenue Code.

              (ix) No Amendments. Neither Pivotal nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of Pivotal or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of Pivotal.

               (x) No Other Material Liability. No event has occurred in connection with which Pivotal or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of Pivotal or any ERISA Affiliate to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the


                                    -- 50 --

                    Employee Plans.

              (xi) No Acceleration or Creation of Rights. Neither the execution and delivery of this Agreement or any of the Transactional Documents by Pivotal nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting of any Membership Interests, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

     5.12 Labor Matters. Section 5.12 of the Disclosure Schedule sets forth a true and correct list of (i) all collective bargaining agreements to which Pivotal is a party and (ii) all written employment or severance agreements to which Pivotal is a party with respect to any employee, former employee and which may not be terminated at will, or by giving notice of 30 days or less, without cost penalty. Except as set forth in Section 5.12 of the Disclosure Schedule, Pivotal has not entered into any severance or similar arrangement in respect of any present employee of Pivotal that will result in any obligation (absolute or contingent) of Buyer or Pivotal to make any payment to any present employee of Pivotal following termination of employment or upon a change of control of Pivotal. Except as set forth in Section 5.12 of the Disclosure Schedule, Pivotal has not engaged in any unfair labor practice and there are no complaints against Pivotal pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of Pivotal. Except as disclosed in Section 5.12 of the Disclosure Schedule, there are no representation questions, arbitration proceedings, labor strikes, slow downs or stoppages, grievances or other labor disputes pending or, to the knowledge of Pivotal, threatened with respect to the employees of Pivotal, and Pivotal has not experienced any attempt by organized labor to cause Pivotal to comply with or conform to demands of organized labor relating to its employees. Except as disclosed in
          Section 5.12 of the Disclosure Schedule, Pivotal has complied in all material respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health (hereinafter collectively referred to as the "Employment Laws." Pivotal is not liable for the payment of material taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws.

     5.13 Tax Matters. Except to the extent disclosed on Section 5.13 of the Disclosure Schedules:

          (a) Pivotal has duly filed with the appropriate Tax authorities all Tax Returns required to be filed, and such Tax Returns are true, complete, and correct in all material respects.



                                    -- 51 --

          (b) Pivotal has duly paid in full or set aside for payment in the Reserve Account all Taxes that accrue or are payable by Pivotal in respect of any taxable periods that end on or before the Closing Date. Pivotal has duly paid in full all Taxes that accrue or are payable by Pivotal for any taxable period that begins before the Closing Date and ends thereafter, to the extent that such Taxes are attributable to the portion of such period ending on the Closing Date (the "Pre-Closing Partial Period"); or established an adequate reserve in the Interim Financial Statements or the Reserve Account for the portion of the Pre-Closing Partial Period covered thereby.

          (c) There is no audit or other matter in controversy with respect to any Taxes due and owing by Pivotal, and there is no Tax deficiency or claim assessed or proposed or threatened (whether orally or in writing) against Pivotal, other than in respect of any such audits, controversies, deficiencies, assessments, or assessments that are being contested in good faith, for which adequate reserves have been established in accordance with GAAP, and which is set forth on Section 5.13 of the Disclosure Schedules;

          (d) Pivotal has withheld all Taxes required to have been withheld and paid by Pivotal in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose;

          (e) Pivotal has not (i) waived any statutory period of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than in the case of any such waivers or extensions in respect of an assessment or deficiency of Tax the liability of which has been satisfied or settled, (ii) filed a consent under the Internal Revenue Code, or (iii) has any liability for the Taxes of any other person as defined in Section 7701(a)(1) of the Internal Revenue Code or under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, successor or by contract;

          (f) No claim has been made in any taxable year which remains open in respect of such claim by an authority in a jurisdiction where Pivotal does not file Tax Returns that Pivotal is or may be subject to taxation by that jurisdiction, other than in the case of any such claims the liability of which has been satisfied or settled;

          (g) None of the assets of Pivotal (i) are required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Internal Revenue Code, (ii) secures any debt the interest on which is tax-exempt under Internal Revenue Code Section 103(a), or (iii) is tax-exempt use property within the meaning of Internal Revenue Code Section 168(h);

                                    -- 52 --

          (h) Pivotal has not agreed to and is not required to make any adjustment pursuant to Internal Revenue Code Section 481(a) by reason of a change in accounting method initiated by Pivotal and the IRS has not proposed any such adjustment or change in accounting method;

          (i) Pivotal has been treated since its formation, as a partnership which is not subject to United States federal or state income tax, and is not, and has never been, treated as an association taxable as a corporation for United States federal and state income tax purposes and has never made an election under Treasury Regulations Section 301.7701-3(c)(1)(i) or any analogous state or local statutory or regulatory provision) to be treated for federal or state or local tax purposes as an entity other than one described in Treasury Regulations Section 301.7701-3;

          (j) Pivotal has not requested an extension of the time within which to file any Tax Return for which such Tax Return has not been filed;

          (k) Pivotal has no obligation under any Tax allocation or sharing agreement, and after the Closing Date, Pivotal shall not be a party to, bound by or have any obligation under any Tax allocation or sharing agreement or have any liability thereunder for amounts due in respect of periods prior to and including the Closing Date;

          (l) Pivotal has not made any payments, nor is Pivotal obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Internal Revenue Code Section 280G;

          (m) Pivotal has not been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) during the applicable period specified in Internal Revenue Code Section 897(c)(1)(A)(ii) and is not described in either the first sentence of Treasury Regulation Section 1.897-7T(a) or 1.445-11T(d)(1);

          (n) Pivotal has not entered into transfer pricing agreements or other like arrangements with respect to any foreign jurisdiction;

          (o)  Pivotal  has  not   participated   in  or   cooperated   with  an
               international   boycott  or  has  been  requested  to  do  so  in
               connection with any transaction or proposed transaction.

     5.14 Environmental Matters.

          (a)  Except as disclosed in Section 5.14 of the  Disclosure  Schedule,
               (i) Pivotal is and at all times has been in compliance with all Laws relating to pollution or the environment (including, without limitation, the Handling of Substances or the presence of Substances, under or from any real property) the Medical Waste Tracking Act, or the Resource Conservation Recovery Act and any


                                    -- 53 --
               amendments or modifications thereto  ("Environmental  Laws"), and
               (ii) Pivotal is in compliance with all of its Licenses issued under Environmental Laws.

          (b) Except as disclosed in Section 5.14 of the Disclosure Schedule, neither Sellers nor Pivotal has received any written request for information, or been notified that either is a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar Environmental Law with respect to any current or former Leased Real Property or any other location used or associated with the business of Pivotal.

          (c) Except as disclosed in Section 5.14 of the Disclosure Schedule, neither Sellers nor Pivotal has received any notice of any violation or alleged violation of any Environmental Law in connection with the Leased Real Property or operation of the Pivotal Business.

          (d) Except as disclosed in Section 5.14 of the Disclosure Schedule, there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or threatened, relating to compliance with or liability under any Environmental Laws affecting Pivotal.

          (e) Except as disclosed in Section 5.14 of the Disclosure Schedule, to the knowledge of the Sellers, none of the Leased Real Property is listed or proposed for listing on the "National Priorities List" under CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency, or any similar state list of sites requiring investigation or cleanup.

          (f) Except as disclosed in Section 5.14 of the Disclosure Schedule, there is no Substance spilled, discharged released or disposed of by Pivotal arising out of the conduct of the Pivotal Business that may pose any material risk to safety, health or the environment on or under any property owned, leased or operated by Pivotal, currently or in the past, there has heretofore been no spillage, discharge, release or disposal of any Substance on or under such property by Pivotal arising out of the conduct of the Pivotal Business in any amount or of a nature that could reasonably be expected to result in material liability to Pivotal.

          (g) Except as disclosed in Section 5.14 of the Disclosure Schedule, Pivotal has not assumed or retained, by contract or operation of law in connection with the sale or transfer of any assets or business, any material liabilities arising from or associated with or otherwise in connection with such assets or business of any kind, fixed or contingent, known or not known, under any applicable Environmental Law.



                                    -- 54 --

          (h) True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments in the possession, custody or control of Pivotal that have been conducted in respect of any Leased Real Property within the past five years, either by Pivotal or attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer.

     5.15 Insurance.

          (a) Section 5.15(a) of the Disclosure Schedule contains an accurate and complete description of all policies property, fire and casualty, product liability, workers' compensation, and other forms of insurance held by Pivotal. True, correct and complete copies of such insurance policies have been made available to Buyer.

          (b) Except as disclosed in Section 5.15(b) of the Disclosure Schedule, all policies listed on Section 5.15(a) of the Disclosure Schedule (i) are valid, outstanding, and enforceable policies, and (ii) will not terminate or lapse by reason of the transactions contemplated by this Agreement.

          (c) Except as set forth in Section 5.15(c) of the Disclosure Schedule, Pivotal has not received (i) any notice of cancellation of any policy listed on Section 5.15(a) of the Disclosure Schedule or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

     5.16 Customers, Distributors and Suppliers. Section 5.16 of the Disclosure Schedule sets forth a complete and accurate list of the names of Pivotal's (i) ten (10) largest customer Pharmaceutical Companies for the most recent fiscal year listed based on revenue received by Pivotal, setting forth the approximate amount of payments received from each such customer during the most recent fiscal year and (ii) the suppliers for the most recent fiscal year showing the approximate total purchases in dollars by Pivotal from each such supplier during such fiscal year. Except as disclosed in Section 5.16 of the Disclosure Schedule, Pivotal has not received any communication from any customer or supplier named on Section 5.16 of the Disclosure Schedule of any intention to terminate or materially reduce purchases from or supplies to Pivotal.

     5.17 Affiliate Transactions. Except as set forth on Section 5.17 of the Disclosure Schedule, (i) no officer, manager under the Pivotal LLC Agreement, member, or Affiliate of Pivotal, (ii) no individual related by blood, marriage or adoption to any person described in clause (i) and (iii) no entity in which any of the foregoing persons described in clause (i) or clause (ii) owns individually or in the aggregate a greater than 10% beneficial interest is a party to any agreement,


                                    -- 55 --
          contract, commitment or transaction with Pivotal or has a material interest in any material property used by Pivotal (any such agreement, contract, commitment, transaction or interest, a "Related Party Transaction"). All Related Party Transactions shall be terminated prior to the Closing Date.

     5.18 Liability. Except as set forth on Section 5.18 of the Disclosure Schedule, neither Pivotal nor the Sellers have committed any act or omission which would result in, or has any knowledge of any facts or circumstances which would give rise to, (i) any material liability not covered by insurance (other than deductibles or self retention amounts under such insurance policies) or (ii) any liability in excess of the reserve established therefore on Pivotal's Audited Financial Statements or the Reserve Account. Except as set forth in Section 5.18 of the Disclosure Schedule, none of Kirby, Bonacci, Michael J. Colombo, Craig M. McCarthy, Troy Williams, or Chrysonne Rinderkinecht have ever been the subject of (a) any Action relating to Pivotal, the business of Pivotal, or the conduct of any activities by or on behalf of Pivotal in any capacity whatsoever, or (b) any investigation by any Governmental Authority, medical board, hospital, health care organization or any professional organization, related or pertaining to the practice of medicine on behalf of Pivotal or the business of Pivotal, or the conduct of any activities by or on behalf of Pivotal in any capacity whatsoever, or any other activities on behalf of Pivotal or the business of Pivotal.

     5.19 Full Disclosure. No representation or warranty made by Pivotal or any Seller in this Agreement, nor any Transaction Document or any document, exhibit, statement, certificate or schedule attached to the Transaction Document to which Pivotal or such Seller is a party or delivered by Pivotal at the Closing to Buyer in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statement contained herein or therein not misleading.

     5.20 Financial Statements.

          (a) Attached as Section 5.20(a) of the Disclosure Schedule are true and complete copies of (i) the Audited Financial Statements and
               (ii) the Interim Financial Statements. Except as set forth in the notes thereto or as disclosed in Section 5.20(a) of the Disclosure Schedule, all such financial statements (including the footnotes thereto) were prepared in accordance with GAAP and fairly present in all material respects the financial condition, results of operations and changes in cash flows and Member's capital of Pivotal as of the dates thereof and for the periods covered thereby, subject to, in the case of the Interim Financial Statements, normal recurring year-end adjustments (the effect of which is not expected to be material) and the absence of footnotes. Pivotal's fiscal and tax year are both based on the calendar year.

          (b) Pivotal has no liabilities required to be disclosed in accordance with GAAP, other than liabilities (i) reflected and reserved against on Pivotal's balance sheet as of June 30, 2003, (ii)


                                    -- 56 --
               disclosed in Section 5.20(b) of the Disclosure Schedule, or (iii) incurred since June 30, 2003 in the ordinary course of business, consistent with Pivotal's past practice, which, individually or in the aggregate, will not have a Material Adverse Effect on Pivotal.

          (c) Except as set forth on Schedule 5.20(c), the accounts and notes receivable reflected on the Interim Financial Statements are free and clear of any Encumbrance.

          (d)  As of the Closing Date, Pivotal has no Net Debt.

     5.21 No Changes.

          (a) Except as otherwise disclosed to Buyer, since the date of the Interim Financial Statements, there has not been any event or condition that has materially and adversely affected Pivotal's business, prospects, condition, affairs, operations, properties or assets other than events affecting the economy or Pivotal's industry generally. (b) Except as expressly contemplated by this Agreement or as set forth on Schedule 5.21(b), since September 30, 2003, there has been no:

               (i) (a) increase in the compensation payable or to become payable to Pivotal to any of its employees or independent contractors, except for normal increases in the ordinary course of business, (b) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the personnel, except in the ordinary course of business, (c) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Pivotal for any personnel except pursuant to the existing Employee Plans described in Section 5.11(a) of the Disclosure Schedules or (d) new employment agreement to which Pivotal is a party except as contemplated by this Agreement;

              (ii) addition to or modification of the Employee Plans other than
                    (a) contributions made in accordance with the normal practices of Pivotal or (b) the extension of coverage to other personnel who became eligible after September 30, 2003.

             (iii) cancellation of any Liabilities or waiver of any rights of substantial value to Pivotal;

              (iv) cancellation, termination or material amendment of any Material Contract, License or other instrument of Pivotal that adversely affects Pivotal;

               (v) failure to operate the business of Pivotal in the ordinary course in any material respect so as to use reasonable efforts to preserve the business intact, to keep available the services of employees and independent contractors, and


                                    -- 57 --
                    to preserve the goodwill of Pivotal's suppliers, customers and other Persons having business relations with Pivotal;

              (vi)  change in accounting methods or practices by Pivotal;

             (vii) revaluation by Pivotal of any of its respective assets or properties, including without limitation, writing off notes or accounts receivable;

            (viii) Liabilities incurred by Pivotal or any commitment to incur Liabilities entered into by Pivotal, or any loans made or agreed to be made by Pivotal, other than Liabilities incurred in the ordinary course of business consistent with past practice or loans to fund insurance;

              (ix)  declaration,   setting  aside  for  payment  or  payment  of
                    dividends or distributions in respect of any Equity Securities of Pivotal or any redemption, purchase or other acquisition by Pivotal of any of Pivotal's Equity Securities except for such distributions to Sellers on the date hereof pursuant to Section 2.2(a)-(b) of this Agreement;

               (x) issuance or reservation for issuance by Pivotal of, or commitment to issue or reserve for issuance of, any Equity Securities of Pivotal;

              (xi) execution, termination, or material amendment of any lease for real or personal property involving annual payments; or

              xii)   any agreement by Pivotal to do any of the foregoing.

          (c) Except as expressly contemplated by this Agreement or as set forth on Schedule 5.21(c), since September 30, 2003, Pivotal has not:

               (i) discharged or satisfied any lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

              (ii) mortgaged or pledged any of its properties or assets or subjected them to any Liabilities, except Liabilities for current property taxes not yet due and payable;

             (iii) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims, except in the ordinary course of business;

              (iv) sold, assigned or transferred any Intellectual Property, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any person; (v) made capital expenditures or incurred any commitments or liabilities other than in the ordinary course of business;

              (vi)  made any loans or advances  to,  guarantees  for the benefit


                                    -- 58 --
                    of, or any investments in, any persons;

             (vii) suffered any damage, destruction or casualty loss whether or not covered by insurance; or

            (viii) entered into any other transaction other than in the ordinary course of business.

     5.22 Contracts. Schedule 5.22 sets forth a list of Pharmaceutical Contracts to which Pivotal is a party and is currently performing, or has agreed to perform Clinical Research Services Post-Closing. Pivotal and each and every other party to each such contract are not in material breach or default, and are not alleged to be in material breach or default under any such contract, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a material breach, default or event of default under any such contract or would cause an acceleration of any liability under any such contract. Except as set forth in Section 5.22 of the Disclosure Schedules, Pivotal has not received any notice of actual, alleged, possible or potential default or violation with respect to any such contract.

     5.23 Litigation and Legal Proceedings.

          (a) Except as set forth in attached Section 5.23 of the Disclosure Schedule, (i) there are no Actions pending or threatened against Pivotal, or any of its employees arising out of, related or pertaining to their relationship or employment with Pivotal, or any of the assets or properties of Pivotal, before any court or administrative agency involving a claim; (ii) Pivotal and its assets and properties used in the business of Pivotal are not subject to any Governmental Order, (iii) neither Pivotal nor any of its assets or properties are subject of any pending or threatened investigation by any Governmental Authority, (iv) there are no unsatisfied judgments against Pivotal, and (v) Pivotal is not subject to any arbitration proceedings under collective bargaining agreements or otherwise any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit). The foregoing includes, without limiting its generality, actions pending or threatened involving the prior employment of any of Pivotal's employees, or their use in connection with Pivotal's business of any information or techniques allegedly proprietary to any of its former employers. There is no action, suit, proceeding, claim or investigation initiated by Pivotal currently pending.

          (b) There are no Governmental Orders outstanding and no Actions pending or threatened against, relating or affecting any Seller or any of its assets or properties which could reasonably be expected to result in the issuance of a Governmental Order restraining, enjoining or otherwise prohibiting or making illegal the consummation by such Seller of any of the transactions
               contemplated   by  this  Agreement  or  any  of  the  Transaction
               Documents  to  which  such  Seller  is a  party  or  which  could


                                    -- 59 --
               reasonably be expected to have a material adverse effect on the validity or enforceability as against such Seller of this Agreement or any of the Transaction Documents to which such Seller is a party or the ability of such Seller to perform his, her or its obligations hereunder or thereunder.

     5.24 Approvals; Consents. Except as set forth on Section 5.24 of the Disclosure Schedule and other than consents required in connection with the Pivotal LLC Agreement which consents have been obtained prior to the date hereof, no consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority, or any other Person, including, but not limited to, any party to a Contract, is required to be made or obtained by Pivotal or any Seller in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     5.25 Compliance with Law. Except as disclosed in Section 5.25 of the Disclosure Schedule and except for compliance by Pivotal with any Laws to the extent Sellers are making a representation and warranty with respect to such Laws in this Article V pursuant to any section other than this Section 5.25, including, Environmental Laws addressed in
          Section 5.14, Employment Laws addressed in Section 5.12, Laws relating to Employee Plans addressed in Section 5.11, and Laws relating to Taxes addressed in Section 5.13, Pivotal and the Sellers are, and at all times during the past five (5) years have been, in compliance in all respects with all applicable Laws. Except as disclosed in Section
          5.25 of the Disclosure Schedule, neither the Sellers, nor Pivotal has received any written notice during the past five (5) years to the effect that any Seller or Pivotal is not in compliance in any respect with applicable Laws. Except as set forth in Section 5.25 of the Disclosure Schedule, Pivotal has not, during the past five (5) years, conducted any internal investigation in connection with which Pivotal retained or sought advice from outside legal counsel with respect to any actual, potential or alleged material violation of any Law by a Seller, Pivotal, or any of Pivotal's employees, officers, directors or agents.

     5.26 Title to Transferred Interest. Each Seller owns, beneficially and of record, such Seller's Membership Interest free and clear of any Encumbrances. The delivery to Buyer of a duly authorized and executed Assignment Agreement at the Closing will transfer to Buyer good and valid title to such Seller's Membership Interest free and clear of any Encumbrances except for those in favor of the Sellers described in the Transaction Documents. Except for any of this Agreement, the Pivotal LLC Agreement, and any Transaction Documents to which such Seller is a party, such Seller is not a party to any contract, agreement, proxy or other similar instrument with respect to the sale or voting of, or otherwise relating to or affecting such Seller's Membership Interest.

     5.27 Finders. No broker's, finder's or any other similar fee, expense or commission has been or shall be incurred by or on behalf of Pivotal or the Sellers in connection with the origin, negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.



                                    -- 60 --

     5.28 Securities Disclosure. Sellers have reviewed all SEC Reports filed from the period commencing on January 1, 2002, and ending on the Closing Date. The Closing Stock is sold to Sellers in reliance upon Sellers' representations and warranties which shall include that, except as set forth in Schedule 5.28, each Seller is an Accredited Investor.

     5.29 Pre-Closing Conditions. Except as set forth in Section 5.29 of the Disclosure Schedule, there are no Pre-Closing claims, disputes, conflicts, facts, circumstances, conditions, events, or occurrences which individually, or in the aggregate, would, except for those items for which Sellers have deposited funds into the Reserve Account, result, directly or indirectly, in any damage or liability to Pivotal or the Pivotal Business, or impair the Sellers ability to perform their obligations hereunder.

     5.30 Disclosure. Pivotal's disclosure of an item in a Disclosure Schedule attached to this Agreement shall be deemed actual notice thereof to Buyer with respect to the applicable Section of this Agreement to which such disclosure applies, but only to the extent of the actual disclosure set forth in writing therein.

                                    -- 61 --

                                   ARTICLE VI

                     Representations and Warranties of Buyer

     The  Buyer represents and warrants to Sellers as follows:

     6.1 Organization. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Massachusetts and has the requisite power and authority to own or lease its properties and to carry on its business as now conducted. Buyer is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where failure to do so would not have a Material Adverse Effect.

     6.2 Power and Authority. Buyer has all requisite power and authority to enter into the Transaction Documents and to perform fully its
          obligations   hereunder  and   thereunder   and  to   consummate   the
          transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the performance by Buyer of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of Buyer. Each of the Transaction
          Documents is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors generally, or (b) is subject to general principles of equity.

     6.3 Authorized Closing Stock. Buyer's Board of Directors has duly authorized the Closing Stock and the Note C Shares. The Closing Stock has been duly and validly issued, fully paid and is non-assessable. When issued, the Note C Shares will have been duly and validly issued, fully paid and non-assessable

     6.4 Finders. No broker's, finder's or any similar fee has been or shall be incurred by or on behalf of Buyer in connection with the origin, negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except such fees as Buyer shall pay to Bathgate Capital Partners, which fees, if any, shall be the sole and separate responsibility of Buyer.

     6.5 Approvals; Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Authority or Person on the part of Buyer required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing.

     6.6 Compliance with Other Instruments; Law. The execution, delivery and performance of the Transaction Documents by the Buyer, and the consummation of the transactions contemplated thereby will not result in any violation, nor be in conflict with or constitute, with or


                                    -- 62 --
          without the passage of time and giving of notice, a default under any such provision, nor, except as set forth on Schedule 6.6, or otherwise provided in this Agreement or a Loan Document, result in the creation or imposition of any lien pursuant to any such provision.

     6.7 Investment Representations. Except as set forth in Section 6.7 of the Disclosure Schedules:

          (a) Buyer understands that the Membership Interests have not been registered under the Securities Act, or any state security act and are being sold to Buyer by reason of specific exemptions under the provisions thereof.

          (b) Buyer understands that the Membership Interests are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission promulgated thereunder provide in substance that Buyer may dispose of the Membership Interests only pursuant to an effective registration statement under the 1933 Act or an exemption from registration if available.

          (c) Buyer acknowledges that neither Pivotal nor any person acting on behalf of Pivotal has used general solicitation, general or public mass media or mass mailing in connection with the offer, solicitation or sale of the Membership Interests.

          (d) Buyer is an "accredited investor" as defined in Rule 501 Under Regulation D promulgated under the Securities Act.

     6.8 SEC Filings. Buyer has filed all forms, reports and documents (the "SEC Reports") required to be filed by Buyer with the Securities and Exchange Commission ("SEC") for the period commencing on January 1, 2003 through the date hereof. Each such SEC Report, when filed, complied in all respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the applicable rules and regulations thereunder and, as of their respective dates, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. ARTICLE VII

                              CONDITIONS TO CLOSING

     7.1 Conditions to Obligations of the Sellers. The obligations of the Sellers and Pivotal to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties Covenants. (i) The representations and warranties of Buyer contained in this Agreement and in each Transaction Document shall be true and correct in all material respects as of the Closing (or, in the case of representations and warranties of Buyer which address matters only as of a particular date, as of such date) and (ii) the covenants and agreements contained in this Agreement and in each Transaction


                                    -- 63 --

               Document to be complied with by Buyer on or prior to the Closing shall have been complied with in all material respects.

          (b) Opinion. Buyer shall have delivered the legal opinion of Arent Fox Kintner Plotkin & Kahn, PLLC in the form of Exhibit 7.1(b) to this Agreement;

          (c) Good Standing. Buyer shall have delivered to Sellers evidence of the good standing of Buyer issued by the Massachusetts Secretary of State not later than within five (5) days prior to the Closing.

          (d) Registration of Closing Stock. All steps shall have been taken to affect the issuance of the Closing Stock in compliance with all applicable federal and state securities laws.

          (e)  Buyer shall have executed Note A;

          (f)  Buyer shall have executed Note B;

          (g)  Buyer shall have executed Note C;

          (h) Buyer shall have executed the Pledge Agreement in favor of the Sellers in the form attached hereto as Exhibit 7.1(h);

          (i) Buyer shall have executed the Security Agreement in the form attached hereto as Exhibit 7.1(i);

          (j) Buyer shall have executed the Financing Statement in favor of the Sellers in the form attached hereto as Exhibit 7.1(j);

          (k) Buyer shall have obtained the Acquisition Financing and the Line of Credit financing.

          (l) Buyer shall have transferred the Closing Stock to the Sellers, subject to the obligations on registration set forth in this Agreement.

     7.2 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at the Closing, of each of the following conditions:

          (a) Sellers' Representations and Warranties; Covenants. (i) The representations and warranties of each of the Sellers contained in this Agreement and in each of the Transaction Documents shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing (or, in the case of representations and warranties of the Sellers which address matters only as of a particular date, as of such date) and (ii) the covenants and agreements contained in the Transaction Documents to be complied with by the Sellers at or prior to the Closing shall have been complied with in all material respects; it being understood by the parties hereto that it shall be a condition of the Buyer's obligations to consummate


                                    -- 64 --
               the transactions with any Seller that all of the Sellers shall have satisfied the condition set forth in this Section 7.2.

          (b) Legal Opinion. Sellers shall have delivered the legal opinion of Cynthia Y. McCoy, P.C., counsel to Sellers, in the form of
               Exhibit 7.2(b) to this Agreement;

          (c) Tender for Purchase. Each Seller or its Representative shall have delivered at the Closing an Assignment Agreement with respect to the Membership Interests being sold by such Seller pursuant to this Agreement and shall otherwise have performed or shall perform at the Closing, the obligations of such Seller described in Section 7.1, it being understood by the parties hereto that it shall be a condition of the Buyer's obligation to consummate the transactions with any Seller that all of the Sellers shall have satisfied the condition set forth in this Section 7.2.

          (d) Good Standing. Pivotal shall have delivered to Buyer evidence of the good standing of Pivotal in the State of Arizona issued by the Secretary of State of the State of Arizona, and evidence of good standing issued by the applicable Governmental Authority in every other jurisdiction where Pivotal is registered or qualified to conduct business, within 5 days prior to the Closing.

          (e) Third Party Consents. The consents, approvals, permissions or acknowledgments or notices listed on Section 5.24 of the Disclosure Schedule shall have been obtained or made, and Buyer shall have received reasonably acceptable written evidence thereof;

          (f) Resignation of Managers. Each member of the Board of Directors of Pivotal shall have resigned as elected or appointed managers of Pivotal effective as of the Closing Date.

          (g) Related Party Transactions. All Related Party transactions shall have been terminated, effective as of the Closing Date and all sums payable by Pivotal pursuant to such Related Party Transactions shall have been paid in full.

          (h) Assignment. Each of Sellers shall have executed an Assignment Agreement.

               (i)  Commitment.   The  Buyer  shall  have   received  a  binding
                    commitment from a lender acceptable to Buyer to provide to Buyer the Acquisition Financing and the Line of Credit.

     7.3 Concurrent Conditions. As a condition to closing for all parties hereto, each of the following transactions (collectively, the "Concurrent Transactions") shall have been consummated at or prior to the Closing:

          (a) Due Diligence. Buyer and each Seller shall have completed, and shall in each of their sole and absolute discretion be satisfied


                                    -- 65 --
               with the results of, all business, financial and legal due diligence that it deems necessary or appropriate in connection with the Transaction Documents.

          (b) General. The form and substance of all instruments and documents executed and delivered in connection with the Closing shall be reasonably acceptable to Sellers, Buyer and their respective counsel.

          (c) Kirby Employment Agreement. Kirby shall have executed the Kirby Employment Agreement.

          (d) Colombo Employment Agreement. Michael J. Colombo shall have executed the Colombo Employment Agreement.

          (e) No Injunction. No injunction or restraining order shall be in effect or threatened that restrains or prohibits the consummation of the transactions contemplated hereby or that would limit or adversely affect Buyer's ownership of the Membership Interests or Sellers' ownership of the Closing Stock, and no proceedings for such purpose shall be pending, and no Governmental Authority shall have enacted, issued promulgated, enforced or entered into any statute, rule, regulation, injunction or other Governmental Order that is in effect and has the effect of making the transaction contemplated by this Agreement or any of the Transaction Documents illegal or otherwise restricts or delays the consummation of transactions.

          (f) Certified Documents. Each of Pivotal and Buyer shall have executed and delivered to each other a certificate certifying the resolutions of the directors and members of their respective entities with respect to the transactions contemplated by the Transaction Documents.

          (g) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the transactions contemplated by any of the Transaction Documents illegal or otherwise prohibiting consummation of such transactions.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

     8.1 Survival. Subject to the limitations and other provisions of this Agreement, the representations, warranties and covenants of the parties contained herein and in any certificate delivered at the Closing shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Sellers or the Buyer, for a period of six years after the Closing Date. For purposes of this Agreement, all references to the Buyer, the Sellers and Pivotal shall include successors and assigns.

                                    -- 66 --

     8.2  Indemnification.

          (a) Subject to the arbitration provisions of Section 10.12, from and after the Closing each Seller, jointly and severally, shall indemnify, defend and hold harmless the Buyer from and against any and all Losses whether or not involving any third party claim, arising out of, resulting from or relating to (i) any breach on the Closing Date of any representation or warranty of such Seller contained in Article V hereof or set forth in any certificate delivered by such Seller or his or its Representative hereof; (ii) any breach of any covenant or agreement of such Seller contained herein; or (iii) any litigation whether or not disclosed in Section 5.23 of the Disclosure Schedule resulting from a Pre-Closing event, facts, circumstances, conditions whether or not asserted prior to the Closing Date.

          (b) Subject to the arbitration provisions of Section 10.12, from and after the Closing Sellers shall jointly and severally indemnify, defend and hold harmless the Buyer and its Affiliates from and against all Losses from Taxes (i) with respect to all periods of Pivotal ending prior to the Closing Date or (ii) with respect to any period of Pivotal beginning before the Closing Date and ending after the Closing Date, but only with respect to the Pre-Closing Partial Period. Payment of any amount due under this

               Section 8.2 shall be made within 30 days following written notice by Buyer that payment of such amounts to the appropriate tax authority is due.

          (c) Subject to the arbitration provisions of Section 10.12, from and after the Closing Buyer shall indemnify, defend and hold harmless Sellers from and against any and all Losses, whether or not involving any third party claim, arising out of, resulting from or relating to (i) any breach on the date hereof or on the Closing Date of any representation or warranty of such Buyer contained in Article VI hereof, or (ii) any breach of any covenant or agreement of such Buyer contained herein.

          (d) If a claim for Losses (a "Claim") is to be made by an indemnified party, such indemnified party shall give written notice (a "Claim Notice") to the party against whom such Claim is being asserted, in the case of indemnification pursuant to Section 8.2(a)-(c), the recipient of such notice referred to below as the "Indemnifying Party"), in either case promptly after such indemnified party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section 8.2. If any lawsuit or other action is filed or instituted against any indemnified party with respect to a matter subject to indemnity hereunder, notice thereof (a "Third Party Notice") shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect such indemnified party's rights to


                                    -- 67 --
               indemnification hereunder, except to the extent of actual damage caused by such failure. After receipt of a Third Party Notice, the Indemnifying Party shall have the right to (i) take control of the defense and investigation of such lawsuit or action, (ii) employ and engage attorneys of its own choice (subject to the approval of the indemnified party, such approval not to be unreasonably withheld) to handle and defend the same, at the indemnifying party's sole cost, risk and expense, and (iii) compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party (such consent not to be unreasonably withheld). The indemnified party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Indemnifying Party fails to assume the defense of such claim within thirty (30) calendar days after receipt of the Third Party Notice (or such earlier date, if the failure to assume the defense on such earlier date would materially impair the ability of such indemnified party to defend such claim), the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim (all at the cost and expense of the Indemnifying
               Party) and the Indemnifying Party shall have the right to participate therein at its own cost.

          (e) Notwithstanding the foregoing, Bonacci's liability to Buyer under this Agreement and the Transaction Documents, with respect to each individual Loss shall not exceed an amount equal to (x) Bonacci's Percentage Interest multiplied by (y) the amount of each individual Loss, not to exceed, in the aggregate, for all Losses, the total amount of consideration paid to Bonacci hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, any breach of a representation or warranty under this Agreement that results in a Loss or Losses that do not exceed $5,000 on an individual basis, or $25,000 in the aggregate, shall not give rise to an indemnifiable or arbitratable claim or liability under this Agreement, provided, however, that this provision shall not limit Buyer's right to pursue relief under Article IV of this Agreement.

     8.3  Limitation  of  Liability  and  Termination  of  Indemnification.  The
          liability of any indemnifying party under Sections 8.2 or 8.3 shall terminate upon the termination of survival of the subject representation, warranty or covenant as described in Section 8.1.

     8.4 Adjustment of Purchase Price. Any payment under this Section 8 shall be treated by the parties as an adjustment to the Purchase Price for tax purposes.

                                    -- 68 --

     8.5 Claims Resulting from Breach of Representation or Warranty. From and after the Closing Date, no Seller shall have any right of contribution or indemnification against Pivotal and shall not seek recourse from Pivotal for any amounts paid to Buyer as a result of any Claim arising from or relating to a breach by any Seller of any of its representations, warranties, covenants or other agreements contained herein.

     8.6  Mitigation.  The parties  hereto  shall make  commercially  reasonable efforts to mitigate any Losses subject to any claim for indemnification pursuant to this Section 8.6; provided that, no party shall be required to assert any claim against any customer or supplier in order to so mitigate such Losses.

                                   ARTICLE IX

                        TAX COVENANTS AND RELATED MATTERS

     9.1 Returns. Sellers shall cause to be prepared and timely filed all Tax Returns of Pivotal for taxable years or periods ending on or before the Closing Date but which are due to be filed after Closing Date (taking into account all applicable extensions of time for filing). The Sellers agree not to amend any Tax Return of Pivotal for any period on or before the Closing Date without the prior written consent of Buyer unless, prior to such amendment, a party obtains a formal tax opinion from a nationally recognized law firm that it is more likely than not that the position taken by Pivotal could be sustained in the event of an audit. In the event Pivotal obtains such an opinion, Buyer agrees to amend such Tax Return in a manner consistent with said opinion.

     9.2 Cooperation. Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns for Pivotal, the facing and prosecution of any Tax claims and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and,
          (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     9.3 Allocation of Taxes. In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (a) in the case of any property or ad valorem tax, the amount of such tax for the entire period multiplied by a fraction, the numerator of which is number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period, and (b) in the case of all other Taxes, determined based upon the activities, taxable income or taxable loss of Pivotal for the portion of the period ending on the Closing Date.



                                    -- 69 --

                                   ARTICLE X

                                  MISCELLANEOUS

     10.1 Right of Set-Off. Subject to the conditions set forth in this Section 10.1, Buyer shall have the right to apply or set-off any adjustments to the Purchase Price as provided herein to any future payments due to Sellers hereunder. If Buyer shall in good faith determine that a set-off is necessary, Buyer shall promptly notify Sellers in writing of such determination and shall provide Sellers with a summary of Buyer's justification for such determination (the "Set-Off Notice"). In the event any Seller disagrees with Buyer's exercise of such setoff right, such Seller will notify Buyer of their position in writing within 5 business days from the date of their receipt of the Set-Off Notice and either Buyer or Sellers shall thereupon be entitled to initiate arbitration proceedings under Section 10.12 to resolve such dispute. If Buyer is attempting to exercise its set-off rights under this Section 10.1 and if Buyer has not received written notice from Kirby, acting in his capacity as Sellers' representative for purposes of this Section 10.1 (or any other Seller designated by Sellers, in writing, with notice to the Buyer, to act in the capacity as Sellers' representative), indicating that set-off is appropriate, then all amounts alleged by Buyer to be subject to such set-off right shall be paid into an escrow account with the Escrow Agent on or before the date such amounts are due to be paid to Sellers. The amount escrowed shall in no event be greater than the amount alleged by Buyer to be the subject of a set-off claim. All escrowed monies shall be disbursed from the escrow account in the manner instructed by the arbitrator selected in accordance with Section 10.12 to resolve the set-off dispute but in no event later than five (5) Business Days subsequent to the arbitrator's decision. In the event the arbitrator selected by the parties holds that Buyer is not entitled to exercise its right of setoff hereunder, a default interest rate of 15% shall, in lieu of the rate of interest provided under the applicable Note, apply to the amount subject to the setoff during the pendency of the arbitration proceedings. Buyer and Seller shall, within 30 days after the Closing Date, select a mutually acceptable escrow agent (the "Escrow Agent") and prepare a mutually acceptable form of escrow agreement (the "Escrow Agreement") to be utilized in the event Buyer elects to exercise its set-off right under this Section 10.1.

     10.2 Breach or  Failure  to  Perform.  Unless  otherwise  set forth in this
          Section 10.2, if a party to this Agreement shall breach or fail to perform any provision of this Agreement, such party shall have the right to cure such breach or non-performance within the applicable "Cure Period" (as defined below). For purposes of this Agreement, the term "Cure Period" shall mean a period of time that commences upon the giving of written notice by a non-breaching party to the breaching party(ies) that a breach has occurred and expires, in the event of a breach relating to a representation or warranty contained in Article V or VI of this Agreement, thirty (30) calendar days from the date such notice is given or deemed given, or, in the case of any other breach, ten (10) calendar days from the date such notice is given or deemed given. Notwithstanding the foregoing, no Cure Period shall be available in the event of a breach of Sections 5.1, 5.2, 5.3, 5.5, and
          5.26 of this Agreement.

                                    -- 70 --

     10.3 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof, and no other agreements, warranties, representations or covenants regarding the subject matter hereof shall be of any force of effect unless in writing, executed by the party to be bound thereby and dated on or after the date hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

     10.4 Public Announcement. Unless otherwise required by applicable Law, and except as otherwise provided herein, Sellers shall make no public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Buyer, and the parties shall cooperate as to the timing and contents of any such announcement.

     10.5 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred and, for purposes of determining the EBITDA under the Notes, Post-Closing Buyer shall not allocate such transaction-related expenses to the Pivotal Business or the Non-Pivotal Business.

     10.6 Notices. All notices or other communications hereunder shall be made in writing and shall be deemed duly given (a) when personally delivered to the intended recipient (or an officer of authorized representative of the intended recipient), (b) on the day of transmittal when sent by facsimile with confirmation of receipt if sent prior to 5:00 pm, or on the immediately following day if sent after 5:00 pm, (c) on the first business day after the date sent when sent by a nationally recognized overnight courier service, or (d) three business days after it is sent by first class U.S. mail, postage prepaid, to the intended recipient at the address set forth below:

               (a)  if to Pivotal or to Buyer, to:
                    PHC, Inc.
                    200 Lake Street, Suite 102
                    Peabody, MA  01960
                    Attention:  Bruce A. Shear, President
                    Facsimile No.:  (978) 536-2677



                    with a copy to:
                    Arent Fox Kintner Plotkin & Kahn, PLLC
                    1050 Connecticut Avenue, NW
                    Washington, DC  20036-5339
                    Attention:  J. Aaron Ball, Esq.
                    Facsimile No.:  (202) 857-6395

               (b) if to a Seller, to him or her at the address set forth below his/her signature to this Agreement.



                                    -- 71 --

Any party may change the address to which notices and communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

     10.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended and any terms hereof may be waived only by a written instrument signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance with such terms.

     10.8 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

     10.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.10Assignment. This Agreement shall not be assigned by operation of Law or otherwise; provided, however, that Buyer may assign this Agreement and such Buyer's rights and obligations hereunder without the prior written consent of any other party hereto (i) to any person who acquires all or substantially all of the Equity Securities or assets of Buyer (by merger, recapitalization, sale or otherwise), provided that contemporaneous with such assignment, Sellers' security interest in the Assets of the Pivotal Business and the Membership Interests are likewise assigned in accordance with the requirements set forth in
          Section 3.11 of this Agreement, or (ii) to a Subsidiary or Affiliate of Buyer as part of a restructuring or reorganization of PHC or its business, provided that such Subsidiary or Affiliate shall comply with the requirements set forth in Section 3.11 of this Agreement, and provided further that Buyer shall guaranty such Subsidiary's or Affiliate's payment and performance under the Transaction Documents, which guaranty shall be in the form set forth in attached Exhibit 3.11.

     10.11Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the prior written consent of all of the other parties.

     10.12 Arbitration of Disputes.

          (a) Appointment of Arbitrator. Any dispute that arises under this Agreement shall be settled by arbitration. Any party may commence an arbitration proceeding by submitting to the other parties a written notice of intent to arbitrate (the "Arbitration Notice").


                                    -- 72 --

               All arbitration proceedings shall be conducted under the rules of the American Arbitration Association (the "AAA"). Unless one party objects, a sole arbitrator appointed by the AAA shall conduct the arbitration. If one party so objects, each party shall select an arbitrator within thirty (30) days of receipt of an Arbitration Notice. If a party fails or refuses to appoint an arbitrator during such thirty (30) day period, then the arbitrator selected by the other party shall conduct the arbitration. In the event both parties select an arbitrator within such thirty (30) day time period, then such arbitrators shall have an additional thirty days to select an arbitrator to conduct the arbitration. In the event the two arbitrators selected by the parties fail to agree on the appointment of a third arbitrator to conduct the arbitration, either one or both parties may, by written notice to the AAA, request that the AAA select an arbitrator to conduct the arbitration. In such event, the arbitrator shall be appointed and the arbitration proceedings shall commence within 30 days after the AAA receives a copy of the Arbitration Notice. The prevailing party in any proceeding in accordance with this Section 10.12 shall be awarded attorneys' fees and related costs.

          (b) Proceedings. The decision and award of the arbitrator shall be rendered within 45 days after commencement of the arbitration proceedings, unless otherwise mutually agreed by the parties. The decision of the arbitrator shall be final and binding on the parties, not subject to appeal, and shall be enforceable in any court of competent jurisdiction. The decision of the arbitrator shall be in writing, shall state the arbitrator's conclusions and shall be signed by the arbitrator. Arbitration proceedings shall be conducted in the following locations: (i) if the arbitration proceeding is initiated by the Sellers as a result of an alleged breach by Buyer of any of the Transaction Documents, then the forum for the arbitration shall be Phoenix, Arizona; (ii) if the arbitration is initiated by Buyer as a result of an alleged breach by the Sellers of any of the Transaction Documents, then the forum for the arbitration shall be Washington, D.C.;

     10.13Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     10.14Termination of Certain Agreements. The parties hereto and the parties to the Pivotal LLC Agreement acknowledge that this Agreement shall operate to terminate the Pivotal LLC Agreement and neither Pivotal, nor any Seller shall have any rights or liabilities thereunder
          (including any distribution for taxes with respect to income of Pivotal prior to the Closing) whether relating to the period before, on or after the Closing Date.

                            [SIGNATURE PAGE FOLLOWS]

                                    -- 73 --
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IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be signed on the date and year first above written.

                                PHC, Inc., A MASSACHUSETTS CORPORATION


                                By:  /s/  Bruce A. Shear
                                     __________________________________________
                                          Bruce A. Shear, President


                                PIVOTAL RESEARCH CENTERS, L.L.C.

                                By:  /s/  Louis C. Kirby
                                     __________________________________________
                                          Louis C. Kirby, President


                                SELLERS:
                                     /s/  Louis C. Kirby
                                     __________________________________________
                                          Louis C. Kirby
                                          5633 North Royal Circle
                                          Paradise Valley, AZ 85253

                                     /s/  Carol A. Colmbo
                                     __________________________________________
                                          Carol A. Colombo
                                          2525 E. Camelback Road, Suite 840
                                          Phoenix, AZ  85016

                                     /s/  Anthony A. Bonacci
                                     __________________________________________
                                          Anthony A. Bonacci
                                          2525 E. Camelback Road, Suite 840
                                          Phoenix, AZ  85016




                                    -- 74 --
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